UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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CONTINENTAL BUILDING PRODUCTS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CONTINENTAL BUILDING PRODUCTS, INC.

12950 Worldgate Drive, Suite 700

Herndon, Virginia 20170

April 7, 2015

To Our Stockholders:

You are cordially invited to attend the 2015 Annual Meeting of Stockholders of Continental Building Products, Inc. The Annual Meeting will be held on Wednesday, May 20, 2015, at 9:00 a.m., local time, at our corporate headquarters located at 12950 Worldgate Drive, Herndon, Virginia 20170.

We describe in detail the actions we expect to take at our Annual Meeting in the attached Notice of 2015 Annual Meeting of Stockholders and Proxy Statement.

In addition to the Proxy Statement you should have also received a copy of our Annual Report on Form 10-K for fiscal year 2014, which we encourage you to read. It includes information about our operations as well as our audited, consolidated financial statements. You can also access a copy of our 2014 Annual Report on Form 10-K on the Company’s website at www.continental-bp.com.

Please use this opportunity to take part in the affairs of our company by voting on the business to come before the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please complete, sign, date, and return the accompanying proxy card or voting instruction card or vote electronically on the Internet or by telephone. See “About the Annual Meeting—How Do I Vote by Proxy?” in the Proxy Statement for more details. Returning the proxy card or voting instruction card does not deprive you of your right to attend the Annual Meeting and to vote your shares in person for the matters to be acted upon at the Annual Meeting.

We look forward to seeing you at the Annual Meeting.

Sincerely,

James Bachmann

President and Chief Executive Officer and Acting

Chief Financial Officer

CONTINENTAL BUILDING PRODUCTS, INC.

12950 Worldgate Drive, Suite 700

Herndon, Virginia 20170

NOTICE OF 2015 ANNUAL MEETING OF STOCKHOLDERS

Important Notice Regarding the Availability of Proxy Materials for the Stockholder

Meeting to be Held on May 20, 2015

The Proxy Statement and accompanying Annual Report to Stockholders are available at: http://materials.proxyvote.com/211171

TIME AND DATE	9:00 a.m., local time, on Wednesday, May 20, 2015

LOCATION	Continental Building Products 12950 Worldgate Drive Herndon, Virginia 20170

ITEMS OF BUSINESS

1.      To elect the three directors named in the Proxy Statement to hold office until the 2018 annual meeting;

2.      To approve the Continental Building Products, Inc. Employee Stock Purchase Plan; and

3.      To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2015.

Stockholders will also act upon such other matters as may properly come before the Annual Meeting.

RECORD DATE	The stockholders of record at the close of business on March 26, 2015, will be entitled to vote at the Annual Meeting and any adjournment or postponement thereof.

PROXY VOTING	It is important that your shares be represented and voted at the Annual Meeting. You can vote your shares by completing and returning the proxy card or voting instruction card sent to you. You also have the option of voting your shares electronically on the Internet or by telephone. Voting instructions are printed on your proxy card or voting instruction card. You can revoke your proxy at any time prior to its exercise at the Annual Meeting by following the instructions in the Proxy Statement.

CONTINENTAL BUILDING PRODUCTS, INC.

12950 Worldgate Drive, Suite 700

Herndon, Virginia 20170

PROXY STATEMENT

We are providing these proxy materials in connection with the 2015 Annual Meeting of Stockholders of Continental Building Products, Inc. This Proxy Statement, the accompanying proxy card or voting instruction card, and the Company’s 2014 Annual Report on Form 10-K were first mailed to stockholders on or about April 10, 2015. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters to be brought before the Annual Meeting. Please read it carefully. Unless the context otherwise indicates, references to “Continental Building Products,” “our company,” “the Company,” “us,” “we” and “our” refer to Continental Building Products, Inc. and its consolidated subsidiaries.

ABOUT THE ANNUAL MEETING

Who is soliciting my vote?

The Board of Directors of the Company is soliciting your vote in connection with the 2015 Annual Meeting of Stockholders.

What is the purpose of the Annual Meeting?

The meeting will be the Company’s regular, Annual Meeting of Stockholders. You will be voting on the following matters at the Annual Meeting:

1.	Election of the three directors named in the Proxy Statement to hold office until the 2018 annual meeting;

2.	Approval of the Continental Building Products, Inc. Employee Stock Purchase Plan; and

3.	Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2015.

Stockholders will also act upon such other business that may properly come before the Annual Meeting.

How does the Board of Directors recommend I vote?

The Board of Directors recommends a vote:

1.	For the election of Kevin J. Barner, Chadwick S. Suss and Kyle S. Volluz as directors;

2.	For the approval of the Continental Building Products, Inc. Employee Stock Purchase Plan; and

3.	For the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2015.

Who is entitled to vote at the Annual Meeting?

The Board of Directors set March 26, 2015 as the record date for the Annual Meeting, or the Record Date. All stockholders who owned common stock of the Company at the close of business on the Record Date may attend and vote at the Annual Meeting.

Who is entitled to attend the Annual Meeting?

Only persons with evidence of stock ownership as of the Record Date or who are invited guests of the Company may attend and be admitted to the Annual Meeting. Stockholders with evidence of stock ownership as of the Record Date may be accompanied by one guest. Photo identification will be required (e.g., a valid driver’s license, state identification or passport). If a stockholder’s shares are registered in the name of a broker, trust, bank or other nominee, the stockholder must bring a proxy or a letter from that broker, trust, bank or other nominee or their most recent brokerage account statement that confirms that the stockholder was a beneficial owner of shares of stock of the Company as of the Record Date.

Cameras (including cell phones with photographic capabilities), recording devices and other electronic devices will not be permitted at the Annual Meeting.

How many votes can be cast by stockholders?

Each share of common stock is entitled to one vote. There is no cumulative voting. There were 44,121,836 shares of common stock outstanding and entitled to vote on the Record Date.

How many votes must be present to hold the Annual Meeting?

A majority of the outstanding shares of common stock as of the Record Date must be present at the Annual Meeting in order to hold the Annual Meeting and conduct business. This is called a “quorum.” Your shares are counted as present at the Annual Meeting if you are present at the Annual Meeting and vote in person or a proxy card or voting instruction card has been properly submitted by you or on your behalf or you have voted electronically on the Internet or by telephone. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum. A “broker non-vote” is a share of common stock that is beneficially owned by a person or entity and held by a broker or other nominee, but for which the broker or other nominee (1) lacks the discretionary authority to vote on certain matters and (2) has not received voting instructions from the beneficial owner in respect of those specific matters.

How many votes are required to elect directors and approve the other proposals?

Directors are elected by a plurality of the votes cast. This means that the three individuals nominated for election to the Board of Directors who receive the most “FOR” votes (among votes properly cast in person or by proxy) will be elected. Abstentions and broker non-votes are not counted for purposes of the election of directors and, therefore, will not affect the outcome of the election of directors.

To be approved, the two other proposals require the affirmative vote of a majority of the shares of common stock present, in person or by proxy, at the Annual Meeting and entitled to vote. Abstentions have the same effect as a vote against either proposal. Broker non-votes will not affect the outcome of the approval of the Continental Building Products, Inc. Employee Stock Purchase Plan.

Lone Star Fund VIII (U.S.), L.P., which we refer to in this Proxy Statement, along with its affiliates and associates (excluding us and other companies that it or they own as a result of their investment activities), as Lone Star, held approximately 39.6% of the Company’s common stock as of the Record Date through LSF8 Gypsum Holdings, L.P. Lone Star has indicated that it will vote its shares in favor of the director nominees named in this Proxy Statement and in favor of Proposals 2 and 3. If Lone Star votes as it has indicated, its vote is sufficient to significantly impact the election of the nominees and the adoption of the other proposals set forth in this Proxy Statement.

How Do I Vote by Proxy?

You can vote your shares by completing and returning the proxy card or voting instruction card accompanying this Proxy Statement. You also have the option of voting your shares electronically on the Internet or by telephone. Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card or voting instruction card. Please see your proxy card or voting instruction card for more information on how to vote by proxy.

What if I don’t vote for some of the items listed on my proxy card or voting instruction card?

If you return your signed proxy card or voting instruction card in the enclosed envelope but do not mark selections, it will be voted in accordance with the recommendations of the Board of Directors. Similarly, if you vote electronically on the Internet or by telephone and do not vote on all matters, your shares will be voted in accordance with the recommendations of the Board of Directors for the matters on which you do not vote. In connection therewith, the Board of Directors has designated James Bachmann and Timothy Power as proxies. If you indicate a choice with respect to any matter to be acted upon on your proxy card or voting instruction card, your shares will be voted in accordance with your instructions. Similarly, if you vote electronically on the Internet or by telephone and vote on any matter, your shares will be voted in accordance with your instruction. If any other matter properly comes before the Annual Meeting, the shares will be voted in the discretion of the persons voting pursuant to the respective proxies.

If you are a beneficial owner and hold your shares in street name through a broker or other nominee and do not return the voting instruction card, the broker or other nominee will vote your shares on each matter at the Annual Meeting for which he or she has the requisite discretionary authority. Under applicable rules, brokers have the discretion to vote on routine matters, such as the ratification of the selection of independent registered public accounting firms. However, brokers do not have the discretion to vote on the election of directors or on the approval of the Company’s Employee Stock Purchase Plan.

Who pays for the proxy solicitation and how will the Company solicit votes?

The Company bears the expense of printing and mailing proxy materials. In addition to this solicitation of proxies by mail, the Company’s directors, officers and other employees may solicit proxies by personal interview, telephone, facsimile or email. These individuals will not be paid any additional compensation for any such solicitation. The Company will request brokers and other nominees who hold shares of common stock in their names to furnish proxy materials to the beneficial owners of such shares. The Company will reimburse such brokers and other nominees for their reasonable expenses incurred in forwarding solicitation materials to such beneficial owners.

Can I change or revoke my vote after I return my proxy card or voting instruction card?

Yes. Even if you sign and return the proxy card or voting instruction card in the form accompanying this Proxy Statement or you vote electronically over the Internet or by telephone, you retain the power to revoke your proxy or change your vote. You can revoke your proxy or change your vote at any time before it is exercised at the Annual Meeting by giving written notice to the Secretary of the Company, specifying such revocation. You may also change your vote by timely delivering a valid, later-dated proxy or voting instruction card, a later-dated electronic vote over the Internet or by telephone or by voting in person at the Annual Meeting. However, please note that if you would like to vote at the Annual Meeting and you are not the stockholder of record, you must request, complete and deliver a proxy from your broker or other nominee.

PROPOSAL NO. 1—ELECTION OF DIRECTORS

At the Annual Meeting, stockholders will be asked to elect three directors to serve on the Board of Directors. The Company’s Certificate of Incorporation provides that the Board of Directors shall consist of not fewer than three nor more than 15 directors with the exact number to be determined from time to time by resolution adopted by resolution of the Board of Directors. The Board currently consists of nine directors. The Company’s Certificate of Incorporation divides the Board of Directors into three classes with the terms of office of the directors of each Class ending in different years. The terms of directors in Classes I, II and III presently end at the annual meetings in 2015, 2016 and 2017, respectively. Each class currently has three directors.

The Board of Directors has nominated Kevin J. Barner, Chadwick S. Suss and Kyle S. Volluz for election as Class I directors for three-year terms expiring at the 2018 annual meeting. When elected, the directors serve until their successors have been duly elected and qualified or until any such director’s earlier resignation or removal. Please see “The Board of Directors and Its Committees” below for information about the nominees for election as directors and the current members of the Board of Directors who will continue serving following the Annual Meeting, their business experience and other pertinent information.

Proxies cannot be voted for a greater number of persons than the number of nominees named. If you sign and return the accompanying proxy card or voting instruction card or vote electronically over the Internet or by telephone, your shares will be voted for the election of the three nominees recommended by the Board of Directors unless you choose to abstain or vote against any of the nominees. If any nominee for any reason is unable to serve or will not serve, proxies may be voted for such substitute nominee as the proxy holder may determine. The Company is not aware of any nominee who will be unable to or will not serve as a director. The Company did not receive any stockholder nominations for director for the Annual Meeting

Directors are elected by a plurality of the votes cast. This means that the three individuals nominated for election to the Board of Directors who receive the most “FOR” votes (among votes properly cast in person or by proxy) will be elected. Abstentions and broker non-votes will not affect the outcome of the election of directors.

The Board of Directors unanimously recommends that you vote FOR all Nominees.

PROPOSAL NO. 2—APPROVAL OF THE CONTINENTAL BUILDING PRODUCTS, INC. EMPLOYEE STOCK PURCHASE PLAN

Overview

The Company’s Board of Directors has unanimously approved the adoption of the Continental Building Products, Inc. Employee Stock Purchase Plan, or the ESPP, for the benefit of eligible employees of the Company and its designated subsidiaries. The adoption of the ESPP by the Board is subject to the approval of our stockholders. In this proposal, we are asking our stockholders to approve the ESPP at the Annual Meeting.

The Board believes that the Company’s interests are best advanced by aligning stockholder and employee interests. The ESPP is intended to provide the Company’s eligible employees with an opportunity to participate in the Company’s success by permitting them to acquire an ownership interest in the Company through periodic payroll deductions that will be applied towards the purchase of shares of the Company’s common stock at a discount from the market price. The ESPP provides for the sale of up to a maximum of 600,000 shares of Company common stock to plan participants. Shares issued under the ESPP will reduce, on a share-for-share basis, the number of shares of Company common stock already available for issuance pursuant to the Company’s 2014 Stock Incentive Plan, or the Stock Plan. As such, there will not be any additional dilution in connection with the adoption of this ESPP as the total number of shares available for issuance under the Stock Plan and the ESPP, taken together, will be the same as the total number of shares currently available for issuance under the Stock Plan. For reference, the total number of shares authorized for issuance under the Stock Plan is 1,615,200, which represents 3.7% of the total number of common shares outstanding as of the Record Date. Based upon the typical levels of participation in this type of plan at public companies generally and taking into account that this is the first time we are offering this type of plan, we expect the 600,000 share pool will be sufficient to cover purchases under the ESPP for at least the next five years.

The following description of the ESPP is a summary of its principal provisions and is qualified in its entirety by reference to the plan document, a copy of which is appended to this proxy statement as Appendix A. To the extent that there is a conflict between this summary and the actual terms of the ESPP, the terms of the ESPP will govern.

Description of the ESPP

Purpose—The purpose of the ESPP is to assist employees of the Company and its designated subsidiaries in acquiring a stock ownership interest in the Company and to help such employees provide for their future security and to encourage them to remain in the employment of the Company and its subsidiaries. The ESPP is intended to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code, or the Code.

Effective Date, Term—The effective date of the ESPP is February 18, 2015, subject to approval by the Company’s stockholders. The Board may terminate the ESPP at any time.

Eligibility—Employees of the Company and its designated subsidiaries whose customary employment is at least 21 hours per week or at least five months per year and who, after the granting of an option under the ESPP, would not for purposes of Section 423(b)(3) of the Code be deemed to possess 5% or more of the total combined voting power or value of all classes of stock of the Company or any subsidiary, will be eligible to participate in the ESPP; provided, however, that the administrator may exclude certain individuals who would otherwise be eligible to participate in accordance with the terms of the ESPP, provided that any such exclusions must be applied in an identical manner under each offering period to all employees of the Company and its designated subsidiaries.

As of March 31, 2015, approximately 534 employees would have been eligible to participate in the ESPP.

Administration, Amendment, Suspension and Termination—The ESPP will be administered by the Compensation Committee (or any successor committee) or such other committee as designated by the Board, or the Committee. The Committee may delegate administrative tasks under the ESPP to the services of an agent and/or employees to assist in the administration of the ESPP. The administrator’s duties are to conduct the general administration of the ESPP in accordance with the provisions thereof, and the administrator has the power to, subject to the terms of the ESPP: (i) establish offering periods; (ii) determine when and how options will be granted and the provisions and terms of each offering period (which need not be identical); (iii) select designated subsidiaries in accordance with the provisions of the ESPP; and (iv) construe and interpret the ESPP, the terms of any offering period and the terms of the options and to adopt such rules for the administration, interpretation, and application of the ESPP as are consistent therewith and to interpret, amend or revoke any such rules. The administrator, in the exercise of this power, may correct any defect, omission or inconsistency in the ESPP, any offering period or any option, in a manner and to the extent it shall deem necessary or expedient to make the ESPP fully effective, subject to Section 423 of the Code and the Treasury Regulations thereunder.

The administrator may adopt rules or procedures relating to the operation and administration of the ESPP to accommodate the specific requirements of local laws and procedures and may adopt sub-plans applicable to particular designated subsidiaries or locations, which sub-plans may be designed to be outside the scope of Section 423 of the Code.

Decisions of the administrator are final and binding on all parties having an interest in the ESPP.

The Board may amend, suspend or terminate the ESPP at any time; provided, however, that stockholder approval must be sought for any amendment to increase the maximum number of shares of common stock subject to the ESPP or to change the designation or class of employees eligible to participate. Further, the ESPP may not be amended in any manner that would cause the ESPP to no longer be an employee stock purchase plan within the meaning of Section 423(b) of the Code. If the ESPP is terminated, then the balance in each participant’s account will be refunded as soon as practicable after such termination, without any interest thereon.

Number of Shares of Common Stock Available under the ESPP—Subject to adjustment as provided below, a maximum of 600,000 shares of Company common stock will be available for issuance pursuant to the ESPP. Each share of common stock issued under the ESPP will reduce, on a share-for-share basis, the number of shares of common stock available for issuance pursuant to the Stock Plan. Subject to any required action by the stockholders of the Company, the number of shares of common stock which have been authorized for issuance under the ESPP but not yet placed under option, as well as the price per share and the number of shares of common stock covered by each option under the ESPP which has not yet been exercised will be proportionately adjusted by the administrator for any increase or decrease in the number of issued shares of common stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of our common stock, or any other increase or decrease in the number of shares of common stock effected without receipt of consideration by the Company.

Enrollment and Contributions—Eligible employees voluntarily elect whether or not to enroll in the ESPP. Unless and until the Committee determines otherwise, each offering period will be a twelve month period and there will be one offering period each calendar year, with the first offering period commencing on May 1, 2015. An employee may cancel his or her enrollment at any time, subject to the ESPP rules.

To participate in the ESPP, an eligible employee must complete the enrollment forms as prescribed by the Committee or its designee and follow any other procedures for enrollment as may be established by the Committee from time to time. Once an eligible employee enrolls in an offering period, his or her enrollment will remain in effect through subsequent offering periods unless the eligible employee voluntarily ceases payroll deductions, withdraws from an offering period or ceases to be an eligible employee.

Employees contribute to the ESPP through payroll deductions. Participating employees may authorize payroll deductions for each offering that may not exceed the lesser of (i) ten percent of the participant’s base salary during the offering period; or (ii) $10,000 (U.S. Dollars for employees based in the United States and Canadian Dollars for employees based in Canada). After an offering period has begun, an employee may voluntarily cease contributions to the ESPP or withdraw entirely from the ESPP but may not re-start payroll deductions for the remainder of the offering period. Cessation of contributions or withdrawal from the ESPP during an offering period will not affect an eligible employee’s ability to participate in a subsequent offering period, provided that such eligible employee must re-enroll in the ESPP in order to participate in any subsequent offering period.

Purchase of Shares—On the last trading day of each offering period, each participating employee’s payroll deductions are used to purchase shares for the employee. The purchase price for the shares so purchased will be 85% of the lesser of the fair market value of the Company’s common stock on the first or last trading day of the offering period. Prior to an offering period, the Committee may prescribe a maximum number of shares purchasable by an individual participant and/or in the aggregate under the ESPP. Any excess payroll deductions not applied to the purchase of shares will be refunded to each participant. As of March 31, 2015, the fair market value of our common stock was $22.59 per share. During any single year, no employee may purchase more than $25,000 of shares under the ESPP (based on market value on the applicable enrollment date(s)).

Termination of Participation—Participation in the ESPP will automatically terminate when a participating employee’s employment with the Company and its designated affiliates ceases for any reason, the employee withdraws from the ESPP (provided that the employee, to the extent an eligible employee as of the next offering period, may re-enroll in the ESPP in accordance with the terms thereof), or the ESPP is terminated or amended such that the employee no longer is eligible to participate.

Change in Control—In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each outstanding option will be assumed or an equivalent option substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option, any offering periods then in progress will be shortened and end on the last trading day of such shortened offering period, with purchases under the ESPP occurring on such date (which will be before the date of the Company’s proposed sale or merger).

New Plan Benefits—The actual number of shares of common stock that may be purchased by any individual under the ESPP is not currently determinable because the number is determined, in part, based on future contribution elections of individual participants and the purchase price of the shares, which is not determined until the last day of each offering period.

Certain U.S. Federal Income Tax Consequences

The rules concerning the federal income tax consequences with respect to the purchase of shares under the ESPP are quite technical. Moreover, the applicable statutory provisions are subject to change, as are their interpretations and applications, which may vary in individual circumstances. Therefore, the following is designed to provide a general understanding of the U.S. federal income tax consequences with respect to such purchases. In addition, the following discussion does not set forth any gift, estate, social security or state or local tax consequences that may be applicable and is limited to the U.S. federal income tax consequences to individuals who are citizens or residents of the United States, other than those individuals who are taxed on a residence basis in a foreign country.

The ESPP, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Section 423 of the Code. Under these provisions, no income generally will be taxable to a participant until the shares purchased under the ESPP are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant will generally be subject to tax in an amount that depends upon how long the shares have been held by the participant. If the shares are sold or otherwise disposed of more than two years after the first day of the applicable offering period in which such shares were acquired and more than one year after the applicable date of purchase, the participant will recognize ordinary income equal to the lesser of (1) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or (2) an amount equal to 15% of the fair market value of the shares as of the first day of the applicable offering period in which such shares were acquired. Any additional gain will be treated as long-term capital gain. If the shares are sold or otherwise disposed of before the expiration of the aforementioned periods, or in a disqualifying disposition, the participant will recognize ordinary income equal to the excess of (1) the fair market value of the shares on the date the shares are purchased over (2) the purchase price. Any additional gain or loss on such sale or disposition will be capital gain or loss, which will be long-term if the shares are held for more than one year. The Company generally is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized by participants upon a disqualifying disposition.

The Board of Directors unanimously recommends that you vote FOR the approval of the Continental Building Products, Inc. Employee Stock Purchase Plan.

PROPOSAL NO. 3—RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP

The Audit Committee has selected Ernst & Young LLP to audit the consolidated financial statements of the Company as of December 31, 2015, and for the fiscal year then ending. At the Annual Meeting, stockholders will be asked to ratify the selection of Ernst & Young.

The Company has been advised by Ernst & Young that the firm has no relationship with the Company or its subsidiaries other than that arising from the firm’s engagement as auditors, tax advisors and consultants. The Company has also been advised that representatives of Ernst & Young will be present at the Annual Meeting where they will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither the Company’s Certificate of Incorporation nor the Company’s bylaws require that stockholders ratify the selection of Ernst & Young as the Company’s independent registered public accounting firm. However, we are requesting ratification because we believe it is a matter of good corporate practice. If the Company’s stockholders do not ratify the selection, the Audit Committee will reconsider whether or not to retain Ernst & Young, but may, nonetheless, retain Ernst & Young as the Company’s independent registered public accountants. Even if the selection is ratified, the Audit Committee in its discretion may change the appointment at any time if it determines that the change would be in the best interests of the Company and its stockholders.

The affirmative vote of a majority of the shares of common stock present, in person or by proxy, at the Annual Meeting is necessary to ratify the appointment of Ernst & Young as the Company’s independent registered public accounting firm for the year ending December 31, 2015. Abstentions have the same effect as a vote against the proposal.

The Board of Directors unanimously recommends that you vote FOR the ratification of the selection of

Ernst & Young as the Company’s independent registered public accounting firm for the year ending

December 31, 2015.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

The Board of Directors believes the Board, as a whole, should possess the requisite combination of skills, professional experience, and diversity of backgrounds to oversee the Company’s business. The Board of Directors also believes there are certain attributes each individual director should possess, as reflected in the Board of Directors’ membership criteria. Accordingly, the Board of Directors and the Nominating and Corporate Governance Committee consider the qualifications of directors and director candidates individually as well as in the broader context of the Board’s overall composition and the Company’s current and future needs. The Nominating and Corporate Governance Committee is responsible for periodically reviewing with the Board the appropriate skills and characteristics required of Board members in the context of the current make-up of the Board. This assessment enables the Board to update the skills and experience it seeks in the Board as a whole, and in individual directors, as the Company’s needs evolve. This assessment takes into consideration all factors deemed relevant by the Nominating and Corporate Governance Committee, including the matters described under “—Committees of the Board of Directors—Nominating and Corporate Governance Committee” below. For incumbent directors, the factors also include past performance on the Board of Directors and its committees.

The following table sets forth the names, ages and background information of the nominees for election as directors and the current members of the Board of Directors who will continue serving following the Annual Meeting, as well as each individual’s specific experience, qualifications and skills that led the Board of Directors to conclude that each such nominee/director should serve on the Board of Directors. The persons who have been nominated for election and are to be voted upon at the Annual Meeting are listed first, with continuing directors following thereafter. Please refer to the Company’s 2014 Annual Report on Form 10-K for biographical information pertaining to the Company’s executive officers.

Nominees

Name and Experience	Age	Class

Kevin J. Barner—Mr. Barner has been a member of our Board of Directors since March 2015. Mr. Barner is a Director of Lone Star Americas Acquisitions, LLC, an affiliate of ours and Lone Star, where he focuses on origination and underwriting activities related to corporate private equity and debt investments throughout the Americas region. Prior to his current role, from August 2012 until June 2014, Mr. Barner was a Vice President at Hudson Americas, LLC, an affiliate of ours and Lone Star, serving in an origination, underwriting, and asset management role on various operating company investments made by several of Lone Star’s funds. Prior to joining Hudson Americas from March 2006 until August 2012, Mr. Barner served as a Vice President and Associate at The Halifax Group, a middle-market private equity firm with over $1.0 billion under management. While at Halifax, Mr. Barner was responsible for identifying, evaluating and sourcing private equity investment opportunities and was a board member or board observer for several of Halifax’s portfolio companies, including, Service Champ, Aptiv Solutions, North American Video, and XLA. From July 2004 until March 2006, Mr. Barner was an Analyst with BB&T Capital Markets Investment Banking platform specializing in mergers and acquisitions across a variety of industries. Mr. Barner received a B.S. in Commerce with Distinction from the University of Virginia’s McIntire School of Commerce.

Mr. Barner brings broad expertise in financial management to the Board of Directors. His extensive experience in private equity and the financial markets also allows him to make valuable contributions with respect to our capital structure and financing, acquisition and investing activities.

	33	I

Chadwick S. Suss—Mr. Suss has been a member of our Board of Directors since February 2014. Mr. Suss has been a Vice President of Hudson Americas, LLC, an affiliate of ours and Lone Star since August 2013. His responsibilities include identifying investment opportunities, managing acquisition processes, driving portfolio company performance and working on investment exits.	38	I

Name and Experience	Age	Class

Mr. Suss’s asset management responsibilities include the grocery and building products businesses of Lone Star’s operating companies. Prior to joining Hudson Americas, Mr. Suss worked as a turnaround and restructuring advisor with AlixPartners from March 2009 to July 2013. Prior to AlixPartners, Mr. Suss held investment banking roles at J.P. Morgan and A.G. Edwards as well as corporate finance positions at S.C. Johnson.

Mr. Suss brings broad financial and operational expertise to the Board of Directors developed through roles in management consulting, investment banking and corporate finance across a variety of industries. Mr. Suss’s background and expertise allow him to help the board identify, understand and address a wide variety of issues.

Kyle S. Volluz—Mr. Volluz has been a member of our Board of Directors since February 2014. Mr. Volluz has been a Managing Director with Hudson Advisors, LLC, an affiliate of ours and Lone Star, since January 2015, and from January 2010 to January 2015, a Director with Hudson Americas, LLC, a subsidiary of Hudson Advisors, in each case, with responsibility for the management of the Legal Department. In such capacity, Mr. Volluz oversees all legal issues impacting operating companies that are affiliates of Lone Star within North America, as well as other corporate investments for which Hudson Advisors or its affiliates provides asset management services in North America. In particular, Mr. Volluz has been actively involved in the negotiation and closing of several lending transactions, acquisitions, and asset sales for us and other Lone Star portfolio companies since joining Hudson Americas in 2009. Previously, Mr. Volluz was Senior Vice President and Director of Legal Services for Goldman Sachs Specialty Lending Group, an affiliate of Goldman, Sachs & Co., a position he held from 2005 to 2009. Previously, Mr. Volluz was an attorney with Baker Botts LLP and Thompson & Knight LLP, where he supported clients in various types of commercial banking transactions, mergers and acquisitions, private and public securities offerings, and debt financing transactions. Mr. Volluz is a member of the board of directors of Caliber Home Loans, Inc. and DFC Global Corp.

Mr. Volluz’s knowledge of our company allows him to bring a well-informed perspective to the board of directors regarding our operations and the associated legal risks. His extensive experience with capital market transactions, both involving our company and other affiliates of Lone Star, also allows him to make valuable contributions with respect to our capital structure and financing and investing activities. His legal background also provides valuable insight to the board regarding issues we may face.

	46	I

Continuing Directors

Name and Experience	Age	Class
James Bachmann—Mr. Bachmann, our President, Chief Executive Officer and Acting Chief Financial Officer, has been a member of our Board of Directors since March 2015. Mr. Bachman was appointed President and Chief Executive Officer in January 2015 and Chief Financial Officer starting January 1, 2014. Mr. Bachmann also briefly served as interim Chief Executive Officer from November 2014 to January 2015. Mr. Bachmann previously served as Chief Financial Officer of Lafarge USA and co-Chief Financial Officer of Lafarge North America Inc., or Lafarge, from November 2012 through December 31, 2013. He served as Senior Vice President Finance—Investor Relations of Lafarge S.A. from January 2008 through October 2012, Senior Vice President and Controller of Lafarge from November 2005 to June 2006, Vice President Finance—Aggregates, Concrete, and Asphalt Division of Lafarge from February 2004 to November 2005, Vice President Controller of the Gypsum Division of Lafarge from May 2002 to February 2004, and worked at Arthur Andersen from September 1990 to April 2002. Mr. Bachmann received a BSBA from Georgetown University.	46	II

Name and Experience	Age	Class
As our President, Chief Executive Officer and Acting Chief Financial Officer, Mr. Bachmann brings a deep understanding of the Company’s business, operations, and strategic planning to the Board. He also brings expansive knowledge of our industry from his past positions with Lafarge and its affiliates. Having Mr. Bachmann on the Board also provides an open channel of communication between the Board and management.

Bradley P. Boggess—Mr. Boggess has been a member of our Board of Directors since August 2013 and Chairman of the Board since March 2015. Mr. Boggess has been a Managing Director of Hudson Americas, LLC, an affiliate of ours and Lone Star, since December 2014. His responsibilities include identifying investment opportunities, managing acquisition processes, and driving portfolio company performance. Mr. Boggess’s asset management responsibilities include Lone Star’s operating companies that include grocery, restaurants, and building products. Mr. Boggess also was a Director of Hudson Americas from June 2011 to December 2014. Prior to joining Hudson Americas, Mr. Boggess worked as a turnaround and restructuring advisor with AlixPartners, a leading management consulting and turnaround services firm, from May 2007 to June 2011. Mr. Boggess is a former Armor Officer in the United States Army. Mr. Boggess is also a member of the board of directors of Southeastern Grocers LLC, Caliber Home Loans, Inc., DFC Global Corp and Sterling Holdings Limited. Mr. Boggess also served as a member of the board of directors of Del Frisco’s Restaurant Group, Inc. from December 2012 to December 2013.

Mr. Boggess’s background as a management consultant, turnaround advisor and private equity executive in a wide range of industries allows him to assist the Board in understanding and addressing the wide variety of issues it faces. His responsibilities for Lone Star’s companies, including our company, also provide Mr. Boggess with a deep working knowledge of our business and operations.

	42	II

Edward Bosowski—Mr. Bosowski has been a member of our Board of Directors since February 2014. Mr. Bosowski worked for USG Corporation (USG), the largest manufacturer and distributor of gypsum wallboard in the United States, for over 30 years. His final position at USG was Executive Vice President, Chief Strategy Officer, and President and CEO of USG’s international subsidiary, positions he held from 2006 to 2008. From 2001 to 2006, his responsibilities included being a member of the Office of the President for USG Corporation and several direct reporting relationships, including USG’s distribution subsidiary, its international subsidiary and various staff functions. From 1996 to 2001, he served as Executive Vice President of Sales and Marketing for the domestic gypsum business and became President and CEO of the North American Gypsum Business Unit. After joining USG in 1976, Mr. Bosowski held various positions and leadership roles in several operations and staff functions, including finance, marketing, supply chain, information technology, research and development, engineering, technical services, and business development.

Mr. Bosowski brings a significant level of industry experience to the Board, developed during his more than 30 years in the gypsum industry. His extensive expertise and broad leadership roles in the North American gypsum industry provide valuable insight and guidance.

	60	III

Michael O. Moore—Mr. Moore has been a member of our Board of Directors since February 2014. Until August 2014, Mr. Moore served as Executive Vice President, Chief Financial Officer and Assistant Secretary of Ruby Tuesday, Inc., a national owner, operator or franchisor of casual dining restaurants, a position he held since April 2012. Prior to joining Ruby Tuesday, Mr. Moore was employed with Sun Capital Partners as Executive Vice President and Chief Financial Officer of Pamida Stores from February 2009 to March 2012 and as Interim Chief Financial Officer of Kellwood, Inc. from November 2008 to February 2009. Prior to his tenure with Sun Capital Partners, Mr. Moore served as Executive Vice President and Chief Financial Officer of Advanced	64	III

Name and Experience	Age	Class

Auto Parts from December 2005 to February 2008. Additionally, prior to December 2005, among other positions, Mr. Moore served as Executive Vice President and Chief Financial Officer of The Cato Corporation and as Senior Vice President and Chief Financial Officer of Bloomingdales.

Mr. Moore brings a significant level of financial and accounting expertise to the Board developed during his more than 30 year career. Mr. Moore’s wealth of public company experience provides valuable insight regarding public company reporting matters, as well as insight into management’s day-to-day duties and responsibilities.

Jack Sweeny—Mr. Sweeny has been a member of our Board of Directors since February 2014. Mr. Sweeny worked for Temple-Inland, Inc., a leading building products company, for 40 years. His final position at Temple-Inland was Group Vice President of Temple-Inland, a position he held from 2002 to 2010. Prior to becoming Group Vice President, Mr. Sweeny served as Vice President of Forest Operations from 1995 to 2002 and as Vice President of Operations from 1984 to 1995. After joining Temple-Inland in 1970, Mr. Sweeny held various positions and leadership roles at the company, including managing its marketing department. Mr. Sweeny is a member of the board of directors of First Bank & Trust East Texas.

Mr. Sweeny brings broad industry expertise to the Board of Directors developed during his 40 years in the building products industry, including experience with all aspects of the gypsum wallboard manufacturing process. His experience provides valuable insight and guidance to the board on the building products industry as a whole.

	68	III

Grant Wilbeck—Mr. Wilbeck has been a member of our Board of Directors since February 2014. Mr. Wilbeck has served as Managing Director of Lone Star U.S. Acquisitions, LLC, an affiliate of ours and Lone Star, since 2013, where he focuses on origination and underwriting activities related to corporate private equity and debt investments. Previously, from 2007 to 2013, he served in various capacities at Hudson Americas, LLC, an affiliate of ours and Lone Star, with asset management responsibility across all retail and restaurant operating companies focusing on operational performance, capital structure and acquisition opportunities. Prior to joining Hudson Americas, LLC, Mr. Wilbeck was at APS Financial Corp. where he was a research analyst focused on distressed debt and special situations. Mr. Wilbeck is a member of the board of directors of Caliber Home Loans, Inc.

Mr. Wilbeck brings broad expertise in financial management to the Board of Directors. His extensive experience in the financial markets also allows him to make valuable contributions with respect to our capital structure and financing and investing activities.

	33	II

Meetings of the Board of Directors

The Board of Directors holds regularly scheduled meetings throughout the year and holds additional meetings from time to time as the Board of Directors deems necessary or desirable to carry out its responsibilities. The Board of Directors held five meetings in fiscal 2014, all of which occurred between the closing of the Company’s initial public offering in connection with which the Company was converted into a corporation and the end of fiscal 2014. All directors attended at least 75% of all meetings of the Board of Directors and of the Committees thereof on which they served during the year. The Board of Directors has a policy that directors are expected to attend the annual meetings of stockholders. The Annual Meeting will be the Company’s first annual meeting of stockholders.

Director Compensation

Each of our independent directors receives an annual retainer of $50,000 per year, with an additional $2,500 annual fee for service as the chairman of the board or as chairperson of a committee of the board. In addition, we pay our independent directors a fee of $1,500 for each meeting attended in person or telephonically. Independent directors also receive an annual equity grant with a target value of $29,400. Commencing on January 1, 2015, the annual fee for service as the audit committee chairperson was increased from $2,500 to $5,000 per year and the value of the annual equity grant increased to a target amount of $43,200. Such cash fees are paid quarterly in arrears. Directors who are also members of management or affiliated with Lone Star are not separately compensated for their services as a director.

The table below sets forth the compensation paid (or credited) to each of the Company’s non-management directors during fiscal 2014:

Name	Fees earned or paid in cash ($)	Stock awards ($)(1)	Option awards ($)(2)	Total ($)
Edward Bosowski	59,000	11,662	17,850	88,512
Michael O. Moore	69,000	11,662	17,850	98,512
Jack Sweeny	63,500	11,676	17,850	93,026

(1)	Represents the aggregate grant date fair value of restricted stock awards granted under the Stock Plan in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Stock Compensation, or ASC 718. The fair value reported equals the number of restricted shares granted to each independent director multiplied by the Company’s initial public offering price of $14.00 per share. A grant of 834 shares of restricted stock was made to Mr. Sweeny and a grant of 833 shares of restricted stock was made to each of Messrs. Bosowski and Moore on February 4, 2014 in connection with our initial public offering. Mr. Sweeny held 834 shares of restricted stock and Messrs. Bosowski and Moore each held 833 shares of restricted stock at December 31, 2014.
(2)	Represents the grant date fair value of options granted under the Stock Plan in accordance with ASC 718. A grant of 2,500 stock options was made to each independent director on February 4, 2014 in connection with the Company’s initial public offering. Each of the three independent directors held 2,500 stock options at December 31, 2014. Please refer to Note 16 in Notes to Consolidated Financial Statements included elsewhere in our 2014 Annual Report on Form 10-K for the fiscal year ended December 31, 2014, or the 2014 10-K, for a discussion of the assumptions used to calculate these amounts.

Controlled Company Exemption

Because Lone Star previously controlled more than 50% of our common stock, we were a “controlled company” within the meaning of the New York Stock Exchange, or NYSE, corporate governance standards. Accordingly, we previously availed ourselves of the “controlled company” exception available under the NYSE rules which eliminated certain requirements, such as the requirements that a company have a majority of independent directors on its board of directors, that compensation of the executive officers be determined, or recommended to the board of directors for determination, by a majority of the independent directors or a compensation committee comprised solely of independent directors, and that director nominees be selected, or recommended for the board of directors’ selection, by a majority of the independent directors or a nominations committee comprised solely of independent directors. As of March 18, 2015, Lone Star no longer beneficially owned more than 50% of our common stock and we ceased to be a controlled company eligible to utilize the exemptions described above. We were in compliance with the applicable NYSE transition rules at the time we ceased to be a controlled company and intend to comply with these provisions within the transition periods specified in the NYSE rules.

Director Independence

The Board of Directors has affirmatively determined that each of Messrs. Bosowski, Moore and Sweeny is independent under the NYSE rules. The NYSE’s definition of independence includes a series of objective tests, such as that the director is not an employee of the Company and has not engaged in various types of business dealings involving the Company, which would prevent a director from being independent.

Board Leadership Structure

The Company’s Principles of Corporate Governance provide that the Board shall periodically evaluate and make a determination regarding whether or not to separate the roles of Chairman and Chief Executive Officer based upon the circumstances. Currently, the roles are separate and the Board is led by a non-executive Chairman, Mr. Boggess (and was previously led by another non-executive Chairman, Mr. Loughlin). The Board has determined that having a non-executive Chairman provides significant advantages to the Board, as it allows Mr. Bachmann to focus on the Company’s day-to-day operations, while allowing the Chairman to lead our Board of Directors in its role of providing oversight and advice to management. The Principles of Corporate Governance, however, provide us with the flexibility to combine these roles in the future, permitting the roles of Chief Executive Officer and Chairman to be filled by the same individual. This provides our Board of Directors with flexibility to determine whether the two roles should be combined in the future based on our company’s needs and our Board of Directors’ assessment of our leadership structure from time to time.

In addition, pursuant to the Company’s Principles of Corporate Governance, the independent directors may appoint an independent director to serve as the lead independent director for a period of time as determined by the independent directors as a group. The lead independent director’s responsibilities will include such responsibilities delegated thereto by the Board, and may also include: presiding at meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors; approving information sent to the Board; approving the agenda and schedule for Board meetings to provide that there is sufficient time for discussion of all agenda items; serving as liaison between the Chairman and the independent directors; and being available for consultation and communication with major stockholders upon request. Any lead independent director shall have the authority to call executive sessions of the independent directors.

The Board’s Role in Risk Oversight

The Board of Directors oversees the Company’s risk management process. The Board oversees a Company-wide approach to risk management, designed to enhance stockholder value, support the achievement of strategic objectives and improve long-term organizational performance. The Board determines the appropriate level of risk for the Company generally, assesses the specific risks faced by the Company and reviews the steps taken by management to manage those risks. The Board’s involvement in setting the Company’s business strategy facilitates these assessments and reviews, culminating in the development of a strategy that reflects both the Board’s and management’s consensus as to appropriate levels of risk and the appropriate measures to manage those risks. Pursuant to this structure, risk is assessed throughout the enterprise, focusing on risks arising out of various aspects of the Company’s strategy and the implementation of that strategy, including financial, legal/compliance, operational/strategic, health and safety, and compensation risks. The Board also considers risk when evaluating proposed transactions and other matters presented to the Board, including acquisitions and financial matters.

While the Board maintains the ultimate oversight responsibility for the risk management process, its committees oversee risk in certain specified areas. In particular, the Audit Committee reviews and discusses the Company’s practices with respect to risk assessment and risk management. The Audit Committee also focuses on financial risk, including internal controls, and discusses the Company’s risk profile with the Company’s independent registered public accounting firm. In addition, the Audit Committee oversees the Company’s compliance program with respect to legal and regulatory requirements, including the Company’s codes of conduct and policies and procedures for monitoring compliance. The Compensation Committee periodically reviews compensation practices and policies to determine whether they encourage excessive risk taking, including an annual review of management’s assessment of the risk associated with the Company’s compensation programs covering its employees, including executives, and discusses the concept of risk as it relates to the Company’s compensation programs. Finally, the Nominating and Corporate Governance Committee manages risks associated with the independence of directors and Board nominees. Management regularly reports on applicable risks to the relevant committee or the Board, as appropriate, including reports on significant Company projects, with additional review or reporting on risks being conducted as needed or as requested by the Board and its committees.

Committees of the Board of Directors

The Board of Directors has established three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. Each of these Committees is governed by a charter adopted by the Board of Directors.

Audit Committee—The primary responsibilities of our Audit Committee is to oversee the accounting and financial reporting processes of our company as well as our subsidiary companies, and to oversee the internal and external audit processes. The Audit Committee also assists the Board of Directors in fulfilling its oversight responsibilities by reviewing the financial information provided to stockholders and others, and the system of internal controls established by management and the Board of Directors. The Audit Committee oversees the independent auditors, including their independence and objectivity. The Audit Committee is empowered to retain independent legal counsel and other advisors as it deems necessary or appropriate to assist it in fulfilling its responsibilities, and to approve the fees and other retention terms of the advisors.

From our listing on the NYSE in connection with our initial public offering on February 4, 2014 to November 3, 2014, our Audit Committee was comprised of Messrs. Moore, Suss and Sweeny, with Mr. Moore serving as Chair. Since November 3, 2014, the Audit Committee has been comprised of Messrs. Bosowski, Moore and Sweeny, with Mr. Moore serving as chair. The Board of Directors has determined that each of Messrs. Bosowski, Moore and Sweeny is independent, as defined under and required by the federal securities laws and the NYSE rules. The Board of Directors has determined that Mr. Moore qualifies as an audit committee financial expert under the federal securities laws and that each member of the Audit Committee is “financially literate” as required under NYSE rules, as such qualification is interpreted by the Board of Directors in its business judgment. We initially relied on the exemption set forth in SEC rule 10A-3(b)(1)(iv)(A) that provides for a one-year transition period before the audit committee of a newly public company is required to be comprised solely of independent directors; however, the Audit Committee was comprised entirely of independent directors within this one-year transition period and we do not believe its previous reliance on this exemption materially adversely affected the ability of the Audit Committee to act independently because the Audit Committee was comprised of a majority of independent directors at all times. The Audit Committee held seven meetings during fiscal 2014 following its formation in connection with our initial public offering.

Compensation Committee—The primary responsibility of our Compensation Committee is to periodically review and approve the compensation and other benefits for our employees, officers and independent directors. This includes reviewing and approving corporate goals and objectives relevant to the compensation of our executive officers in light of those goals and objectives, and setting compensation for these officers based on those evaluations. Our Compensation Committee also administers and has discretionary authority over the issuance of stock awards under our equity incentive plan. The Compensation Committee may delegate authority to review and approve the compensation of our employees to certain of our executive officers, including with respect to awards made under our equity incentive plan. Even where the Compensation Committee does not delegate authority, our executive officers will typically make recommendations to the Compensation committee regarding compensation to be paid to our employees and the size of grants of stock option, restricted stock and other forms of stock-based compensation.

The Compensation Committee is comprised of three members, Messrs. Boggess, Bosowski and Suss, with Mr. Boggess serving as chair. The Board has determined that Mr. Bosowski is independent under NYSE rules. As discussed under “—Controlled Company Exemption” above, for so long as we were a controlled company, we were not required to have a compensation committee comprised of independent directors under NYSE rules. However, under the NYSE transition rules, because we are no longer a controlled company, our Compensation Committee must be comprised of a majority of independent directors and entirely of independent directors within 90 days and one year, respectively, of March 18, 2015, the date on which we no longer qualified as a controlled company. The Compensation Committee held two meetings during fiscal 2014 following its formation in connection with our initial public offering.

Compensation Committee Interlocks and Insider Participation—During the last completed fiscal year, Messrs. Boggess, Bosowski and Suss served as members of our Compensation Committee. None of our executive officers currently serves or has served during the last completed fiscal year, as a member of the board of directors, or as a member of the compensation or similar committee, of any entity that has one or more executive officers who served on our Board of Directors. For a description of the transactions between us and members of the Compensation Committee, and entities affiliated with such members, see the transactions described under “Certain Relationships and Related Party Transactions” below.

Nominating and Corporate Governance Committee—The Nominating and Corporate Governance Committee oversees all aspects of our corporate governance functions. The committee makes recommendations to our Board of Directors regarding director candidates and assists our board of directors in determining the composition of our Board of Directors and its committees. The qualifications that the Nominating and Corporate Governance Committee and Board of Directors consider in identifying qualified candidates to serve as directors include age, skills, such as financial background and skills, education, professional and academic affiliations, industries served, length of service, positions held, and geographies served. While the Nominating and Corporate Governance Committee does not have a formal policy with respect to diversity, it also considers diversity of viewpoints, backgrounds, experience and other demographics in evaluating director candidates. The Nominating and Corporate Governance Committee may also consult with outside advisors or retain search firms to assist in the search for qualified candidates. Once potential candidates are identified, including those candidates nominated by stockholders, the Nominating and Corporate Governance Committee reviews the backgrounds of those candidates. Final candidates are then chosen and then interviewed by other Board or management representatives. Based on the interviews, the Nominating and Corporate Governance Committee then makes its recommendation to the Board of Directors. If the Board of Directors approves the recommendation, the candidate is nominated for election. With regard to procedures for stockholder nominations of directors candidates, please see the requirements described below under “Stockholder Proposals.”

The Nominating and Corporate Governance Committee is comprised of three members, Messrs. Boggess, Sweeny and Volluz, with Mr. Volluz serving as chair. The Board has determined that Mr. Sweeny is independent under NYSE rules. During fiscal year 2014, the Nominating and Corporate Governance Committee was comprised of Messrs. Boggess, Loughlin and Volluz, with Mr. Loughlin serving as chair. As discussed under “—Controlled Company Exemption” above, for so long as we were a controlled company, we were not required to have a nominating and governance committee comprised of independent directors under NYSE rules. However, under the NYSE transition rules, because we are no longer a controlled company, our Nominating and Corporate Governance Committee must be comprised of a majority of independent directors and entirely of independent directors within 90 days and one year, respectively, of March 18, 2015, the date on which we no longer qualified as a controlled company. The Nominating and Corporate Governance Committee held one meeting in fiscal 2014 following its formation in connection with our initial public offering.

Committee Charters—The Board of Directors has adopted formal charters for each of its three standing Committees. These charters establish the missions of the respective Committees as well as Committee membership guidelines. They also define the purpose, duties, and responsibilities of each Committee in relation to the Committee’s role in supporting the Board of Directors and assisting the Board in discharging its duties in supervising and governing the Company. The charters are available on the Company’s website at www.continental-bp.com by following the links to “Investor Relations” and “Corporate Governance” or upon written request to the Company, as set forth under “Corporate Governance—Availability of Documents” below.

Contacting the Board of Directors

You can contact the Board of Directors to provide comments, to report concerns, or to ask a question, by email at cbpdirectors@continental-bp.com or by writing to the following address: Corporate Secretary, Continental Building Products, Inc., 12950 Worldgate Drive, Suite 700, Herndon, Virginia 20170. You may submit your concern anonymously or confidentially by postal mail. You may also indicate whether you are a stockholder, customer, supplier or other interested party.

Communications are distributed to the Board, or to any individual directors as appropriate, depending on the facts and circumstances outlined in the communication. In that regard, the Board of Directors has requested that certain items which are unrelated to the duties and responsibilities of the Board should be excluded, such as product complaints, product inquiries, new product suggestions, resumes and other forms of job inquiries, surveys and business solicitations or advertisements. In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable will be excluded, with the provision that any communication that is filtered out must be made available to any non-management director upon request.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

The Company monitors developments in the area of corporate governance and reviews its processes and procedures in light of such developments. Accordingly, the Company reviews federal laws affecting corporate governance, such as the Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act and the Jumpstart Our Business Startups Act as well as various rules promulgated by the Securities and Exchange Commission, or the SEC, and the NYSE. The Company believes that it has procedures and practices in place which are designed to enhance and protect the interests of its stockholders.

The Board of Directors has approved Principles of Corporate Governance for the Company. The Principles of Corporate Governance address, among other things:

•	The role of the Board of Directors;

•	The composition of the Board of Directors, including size and membership criteria;

•	Board leadership;

•	Service on other boards and audit committees;

•	Functioning of the Board, including regularly held meetings and executive sessions of independent directors;

•	Structure and functioning of the committees of the Board;

•	Director access to management, employees and advisors;

•	Director compensation;

•	Succession planning; and

•	Board and committee performance evaluations.

Codes of Ethics

In addition to the Principles of Corporate Governance, the Board of Directors has adopted a Code of Ethics and Business Conduct. The Code of Ethics, along with the Principles of Corporate Governance, serves as the foundation for the Company’s system of corporate governance. It provides guidance for maintaining ethical behavior, requires that directors and employees comply with applicable laws and regulations, prohibits conflicts of interest and provides mechanisms for reporting violations of the Company’s policies and procedures.

In the event the Company makes any amendment to, or grants any waiver from, a provision of the Code of Ethics that applies to the principal executive officer, principal financial officer or principal accounting officer that requires disclosure under applicable SEC rules, the Company will disclose such amendment or waiver and the reasons therefor on its website at www.continental-bp.com.

Availability of Documents

The full text of the Principles of Corporate Governance, the Code of Ethics and Business Conduct and the Charters of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee are accessible by following the links to “Investor Relations” and “Corporate Governance” on the Company’s website at www.continental-bp.com. The Company will furnish without charge a copy of the foregoing to any person making such a request in writing and stating that he or she is a beneficial owner of common stock of the Company. Requests should be addressed to: Continental Building Products, Inc., 12950 Worldgate Drive, Suite 700, Herndon, Virginia 20170, Attention: Investor Relations.

AUDIT COMMITTEE MATTERS

Report of the Audit Committee

The Audit Committee hereby reports as follows:

1.	Management has primary responsibility for the accuracy and fairness of the Company’s consolidated financial statements as well as the processes employed to prepare the financial statements, and the system of internal control over financial reporting.

2.	The Audit Committee represents the Board of Directors in discharging its responsibilities relating to the Company’s accounting, financial reporting, financial practices and system of internal controls. As part of its oversight role, the Audit Committee has reviewed and discussed with Company’s management the Company’s audited consolidated financial statements included in its 2014 Annual Report on Form 10-K.

3.	The Audit Committee has discussed with the Company’s independent registered public accounting firm, Ernst & Young, the overall scope of and plans for its audit. The Audit Committee has met with Ernst & Young, with and without management present, to discuss the Company’s financial reporting processes and system of internal control over financial reporting in addition to those matters required to be discussed with the independent auditors under the rules adopted by the Public Company Accounting Oversight Board, or the PCAOB, in Rule 3200T.

4.	The Audit Committee has received the written disclosures and the letter from Ernst & Young required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with Ernst & Young their independence.

5.	Based on the review and discussions referred to in paragraphs (1) through (4) above, the Audit Committee recommended to the Board of Directors and the Board of Directors has approved the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 for filing with the SEC.

Michael Moore, Chair

Edward Bosowski

Jack Sweeny

Audit and Non-Audit Fees

Set forth below are the fees billed to the Company to its independent registered public accounting firm, Ernst & Young, for the fiscal periods indicated.

	2014	2013
Audit fees	$940,000	$1,195,800
Tax fees	61,300	—
All other fees	88,000	—

Total	$1,089,300	$1,195,800

Audit Fees—Consist of fees for professional services provided in connection with the annual audit of the Company’s consolidated financial statements; the reviews of the Company’s quarterly results of operations and reports on Form 10-Q; and the services that an independent auditor would customarily provide in connection with audits of the Company’s subsidiaries, other regulatory filings, and similar engagements for each fiscal year shown, such as consents and reviews of documents filed with the SEC.

Tax Fees—Consist of fees for tax compliance, tax advice and tax planning.

All Other Fees—Consist of fees for professional services provided in connection with the preparation of the initial public offering and subsequent offerings of the Company’s stock, the registration of the Stock Plan, and the Company’s implementation of a new information technology system.

Pre-Approval Policies and Procedures

In connection with our initial public offering, the Board of Directors has adopted a written policy for the pre-approval of certain audit and non-audit services which Ernst & Young provides. The policy balances the need to ensure the independence of Ernst & Young while recognizing that in certain situations Ernst & Young may possess both the technical expertise and knowledge of the Company to best advise the Company on issues and matters in addition to accounting and auditing. In general, the Company’s independent registered public accounting firm cannot be engaged to provide any audit or non-audit services unless the engagement is pre-approved by the Audit Committee in compliance with the Sarbanes-Oxley Act of 2002. Certain basic services may also be pre-approved by the Chairman of the Audit Committee under the policy. However, any service that is not specifically pre-approved under the policy must be specifically pre-approved by the Audit Committee if it is to be provided by the independent registered public accounting firm. In determining whether or not to pre-approve services, the Audit Committee determines whether the service is a permissible service under the SEC’s rules, and, if permissible, the potential effect of such services on the independence of the Company’s independent registered public accounting firm. All of the fees identified in the table above were approved in accordance with SEC requirements and, following our initial public offering, pursuant to the policies and procedures described above.

EXECUTIVE COMPENSATION

Introduction

The executive compensation disclosure that follows explains the compensation awarded to, earned by or paid to James Bachmann, our President, Chief Executive Officer, and Acting Chief Financial Officer, Isaac Preston, our former Chief Executive Officer, and Timothy Power and Dennis Romps, our two most highly compensated executive officers other than our chief executive officers for fiscal year 2014. We refer to these individuals as our named executive officers or NEOs.

On August 30, 2013, substantially all of the assets and liabilities related to our business were acquired from Lafarge North America, Inc., or Lafarge. We refer to this transaction as the Acquisition. As a result, all compensation programs in which our NEOs participated, and all decisions made with regard to the compensation of our NEOs, prior to the Acquisition were programs of, or decisions made by Lafarge or Lafarge S.A., which together with their consolidated subsidiaries we refer to as the Lafarge Group. Following the Acquisition, we implemented our own compensation program, which was substantially similar to that in effect prior to the Acquisition, and all decisions regarding the compensation of our current NEOs other than Mr. Romps are now made by the compensation committee of our board of directors. Mr. Romps’ compensation is established by the Chief Executive Officer.

Summary Compensation Table

The following table summarizes information concerning the compensation awarded to, earned by or paid to our NEOs (i) during our fiscal year ended December 31, 2013, under compensation plans and programs maintained by the Lafarge Group or the Company, as applicable, and (ii) during our fiscal year ended December 31, 2014, under the compensation plans and programs maintained by the Company.

Name and principal position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
James Bachmann(6)	2014	325,000	—	70,000	107,100	158,681	38,747	699,528
President, Chief Executive Officer, and Chief Financial Officer

Isaac Preston(6)	2014	406,250	—	280,000	428,400	—	61,796	1,176,446
Former Chief Executive Officer	2013	362,153	411,876	74,029	—	133,333	44,778	1,026,169

Timothy Power	2014	220,000	—	77,000	53,500	107,415	33,450	491,415
SVP and General Counsel	2013	210,620	192,905	20,438	—	55,000	28,334	507,297

Dennis Romps	2014	209,000	—	70,000	53,500	129,397	31,425	493,372
Chief Accounting Officer, SVP and Corporate Controller	2013	203,000	196,656	20,438	—	50,750	31,361	502,205

(1)	No discretionary bonuses were paid to any NEOs for fiscal year 2014. For fiscal year 2013, the amounts shown in this column for each NEO represent, as applicable, a one-time Acquisition-related bonus (Mr. Preston—$171,615, Mr. Power—$102,965 and Mr. Romps—$101,500) as well as pro-rated annual incentive bonuses for January through August of 2013 (Mr. Preston—$240,261, Mr. Power—$89,940 and Mr. Romps—$95,156).
(2)	The amounts shown in this column for 2014 represent the aggregate grant date fair value of restricted stock awards granted under the Stock Plan in accordance with ASC 718. The fair value reported equals the number of restricted shares granted to each executive multiplied by the Company’s initial public offering price of $14.00 per share. Pursuant to the terms of the award, Mr. Preston forfeited all shares of restricted stock underlying this grant in connection with his death on November 25, 2014. The amounts shown in this column for 2013 represent the aggregate grant date fair value of certain Lafarge S.A. performance share awards made to Messrs. Preston, Power and Romps. The aggregate grant date fair values of such awards were determined assuming the highest level of performance conditions, determined as of the grant date. The aggregate grant date fair values were determined based on a fair value model using the market value of a share of Lafarge S.A. stock on the date of grant.

(3)	Represents the grant date fair value of options granted under the Stock Plan in accordance with ASC 718. Please refer to Note 16 of Notes to Consolidated Financial Statements included the 2014 10-K for a discussion of the assumptions used to calculate these amounts.
(4)	For fiscal year 2014, each of our NEOs was eligible to earn a cash performance bonus, which is described in further detail below. Under the terms of his employment agreement, Mr. Preston (or his estate) did not receive an annual bonus for the 2014 fiscal year following his death on November 25, 2014. For fiscal year 2013, Messrs. Preston, Power and Romps received payments in respect of September through December of 2013 under the Stub Year Bonus Plan, described in further detail below.
(5)	The amounts in this column represent the sum of automobile allowances, country club memberships, life insurance premiums, and Company matching contributions to defined contribution plans, in each case paid on behalf of the NEOs during 2014 and 2013. The amount reported for 2014 for Mr. Preston also includes the value of continued medical, dental, and vision coverage that the Company agreed to provide to his surviving spouse and children through January 31, 2016. The amounts previously reported for 2014 and 2013 were each increased to reflect employer defined contribution plan contributions made with respect to the applicable plan year, but not finalized and contributed to participant accounts until March of 2015 and March of 2014, respectively, as well as certain life insurance premiums paid by the Company on behalf of Messrs. Preston, Power, and Romps for 2013.
(6)	Mr. Preston served as our Chief Executive Officer until his death on November 25, 2014. Effective on such date, Mr. Bachmann, who has served as our Chief Financial Officer since January 1, 2014, was appointed to also serve as Interim Chief Executive Officer. On January 7, 2015, the Company announced that Mr. Bachmann was appointed to serve as President and Chief Executive Officer.

Narrative Disclosure to the Summary Compensation Table

Certain of the compensation plans and programs described below were maintained by the Lafarge Group and remained with the Lafarge Group and were not transferred to the Company in connection with the Acquisition. Following the Acquisition, we implemented our own compensation programs and policies, pursuant to which our current NEOs receive compensation and benefits. These programs and policies are substantially similar to those of Lafarge described below, except as explicitly noted below.

Base Salary—Messrs. Bachmann and Preston entered into employment agreements with the Company, in each case effective as of January 1, 2014. Pursuant to these employment agreements, Mr. Bachmann’s base salary for 2014 was set at $325,000 and Mr. Preston’s base salary for 2014 was set at $450,000. Mr. Bachmann’s salary is subject to review from time to time as determined by our board of directors or a committee thereof and may be subject to future change.

Messrs. Power’s and Romps’ base salaries are determined on an annual basis, taking into account the NEO’s position and responsibilities, the pay range for individuals in similar positions and having similar responsibilities within the Company, the compensation practices of similar companies in our sector and market and the NEO’s previous base salary. The Company has not entered into employment agreements with Messrs. Power or Romps.

Incentive Compensation—Annual Cash Incentives for Fiscal Year 2013—In connection with the Acquisition, for the portion of fiscal year 2013 leading up to the Acquisition, each of Messrs. Preston, Power and Romps received a guaranteed annual incentive payment equal to the bonus payment such individual received in fiscal 2012 under the Lafarge Group Bonus Plan, pro-rated for the first eight months of the year (reflected in the “Bonus” column of the Summary Compensation Table).

We maintained a plan substantially similar to the Lafarge Group Bonus Plan for the remaining four months of 2013, pursuant to which Messrs. Preston, Power and Romps were eligible to earn a pro-rated portion of their target bonus amount (expressed as a percentage of their base salary) based upon the achievement of certain business and financial objectives, as well as their individual performance compared to pre-defined objectives (reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table). We refer here to the bonus opportunity for September to December of 2013 as the Stub Year Bonus Plan. For 2013, the target award opportunities for our NEOs for the Stub Year Bonus Plan (prior to pro-ration), expressed as a percentage of their respective base salaries, were: Isaac Preston—100%, Timothy Power—75% and Dennis

Romps—75%. In 2013, 40% of each award opportunity for the Stub Year Bonus Plan was tied to the achievement of a financial performance goal, 25% to the achievement of a cost reduction and revenue enhancement goal and 35% to the NEO’s achievement of individual objectives, including health and safety objectives. In February of 2014, we reviewed performance against the pre-defined objectives and determined that each NEO earned 100% of their target award opportunity.

In connection with the closing of the Acquisition, Messrs. Preston, Power and Romps also received a one-time bonus for their work done on the divestiture (reflected in the “Bonus” column of the Summary Compensation Table).

Annual Cash Incentives for Fiscal Year 2014—Each of our named executive officers was eligible to earn an annual cash incentive bonus for 2014 based upon the achievement of a pre-established EBITDA target set by the compensation committee and, for Mr. Romps, successfully implementing an enterprise resource planning (ERP) software system prior to year end. Pursuant to his employment agreement, the target amount for Mr. Bachman’s annual cash performance bonus is set at 75% of his base salary. The compensation committee determined that Mr. Power would be eligible to earn a target annual cash incentive equal to 75% of his annual base salary. Our Chief Executive Officer determined that Mr. Romps would be eligible to earn a target annual cash incentive equal to 75% of his annual base salary. Generally, in order to receive payment of any annual cash performance bonus, the officer must be continuously employed through, and still employed by, the Company or any of its subsidiaries on the last day of the applicable performance period. Under the terms of his employment agreement, Mr. Preston (or his estate) did not receive an annual bonus for the 2014 fiscal year following his death on November 25, 2014.

Annual cash incentives were payable under our annual incentive plan for fiscal year 2014 based upon achievement of an EBITDA target significantly higher than that for 2013 and, for Mr. Romps, successful implementation of an ERP software system prior to year-end. For Mr. Romps, each of the EBITDA and ERP targets were given a 50% weighting. For all other executives, bonuses were payable entirely based upon achievement of the EBITDA target. Upon achievement of a threshold of 80% of the targeted EBITDA, each executive could receive a 50% payout of the EBITDA component. Achievement of 100% of the targeted EBITDA would result in a 100% bonus payout for this component. Achievement of 120% of the targeted EBITDA would result in a maximum bonus payout of 120% of this component. Payouts for EBITDA achieved between these points were interpolated. The EBITDA performance target was designed to be rigorous and difficult for our executive officers to achieve.

For 2014, the Company achieved EBITDA of $115.1 million, which resulted in a payout of 65.1% for all executives. Mr. Romps also successfully implemented our new ERP software prior to year-end, resulting in a 100% payout for this component of his award. The actual annual cash incentives paid to each executive are set forth in the “Non-Equity Incentive Plan” column of the Summary Compensation table above.

Equity Incentive Compensation—Prior to the Acquisition, each of our NEOs participated in the Lafarge S.A. Performance Share Plan, or the PSP. Under the PSP, the NEOs were eligible to receive grants of performance shares of Lafarge S.A., based upon the achievement of Lafarge Group’s internal and external performance objectives. Each of the NEOs received a performance share grant under the PSP in 2013 that can be earned subject to Lafarge Group’s 2014 and combined 2014-2015 EBITDA performance relative to enumerated targets. Subject to satisfaction of the performance metrics, the performance shares are eligible to vest four years following the date of grant in 2017.

In fiscal year 2014, our NEOs and other executive officers and Company employees received equity awards in connection with the Company’s initial public offering. On February 4, 2014, we granted approximately 142,000 stock options and 75,000 shares of restricted stock based on the initial offering price of $14.00 per share. In connection with those grants, the NEOs received the following equity awards: Mr. Preston received 60,000 stock options and 20,000 shares of restricted stock, Mr. Bachmann received 15,000 stock options and 5,000 shares of restricted stock, Mr. Power received 7,500 stock options and 5,500 shares of restricted stock and Mr. Romps received 7,500 stock options and 5,000 shares of restricted stock.

Long-Term Incentives Following the Acquisition—Following the Acquisition, Lone Star implemented a new cash-based long term incentive plan, the LSF8 Gypsum Holdings, L.P. Long Term Incentive Plan, or the LTIP. Under the LTIP, participants are granted pool units entitling them, subject to the terms of the LTIP, to a potential cash payout upon a monetization event (as defined below under “—Severance and Change in Control Arrangements”). LSF8 Gypsum Holdings, L.P., or LSF8, our majority shareholder, maintains, and is obligated for all payments under the LTIP. The LTIP was effective August 30, 2013. Each of Messrs. Bachmann, Preston (now through his estate) and Power participate in the LTIP, but Mr. Romps does not.

To date, Mr. Bachmann has been awarded 200,000 pool units under the LTIP, Mr. Power has been awarded 100,000 pool units under the LTIP and Mr. Preston was awarded 400,000 pool units under the LTIP. (In addition, three other executive officers that are not NEOs for fiscal year 2014 hold an aggregate of 150,000 pool units under the LTIP). The total number of pool units authorized under the LTIP is 1,000,000. While LSF8 does not expect to increase the total number of pool units authorized under the LTIP, LSF8 may make future limited grants out of the currently authorized but unallocated pool units under the LTIP.

Pool units granted under the LTIP generally only become vested upon the occurrence, prior to August 30, 2018, of a vesting monetization event (as defined below under “—Severance and Change in Control Arrangements”). However, following his death, LSF8 amended Mr. Preston’s LTIP award agreement to provide for the full vesting of all 400,000 pool units he held thereunder and future payments, if any, with respect to such pool units will be made to Mr. Preston’s estate. The value of a participant’s pool units is determined as of the closing date of each monetization event relative to that participant’s interest in the incentive pool, calculated as the number of vested pool units held by the individual participant, divided by 1,000,000 (the total number of pool units under the LTIP). The amount of profits credited to the incentive pool under the LTIP in connection with a monetization event is based upon the internal rate of return realized upon a monetization event by the Company’s direct and indirect equity holders immediately prior to our initial public offering; provided, however, in no event will more than $35 million, in the aggregate, be credited to the incentive pool under the LTIP. In addition, the incentive pool will not be credited with any amounts and no payouts will be made unless (1) such internal rate of return is at least 15%, and (2) when combined with any prior monetization event, the monetization event results in a return of the beginning equity value (as defined in the LTIP) to the Company’s direct and indirect equity holders immediately prior to our initial public offering. Payments under the LTIP, if earned pursuant to the LTIP, are made in cash as soon as reasonably practicable after the closing of the applicable monetization event. Our initial public offering and our November 2014 secondary offering did not trigger any payouts under the LTIP. However, our March 2015 secondary offering did trigger cash payments of $981,500, $490,750, and $1,963,000 to Mr. Bachmann, Mr. Power and the estate of Mr. Preston, respectively.

The amount of profits that are credited to the incentive pool upon a monetization event, subject to the $35 million cap, is summarized in the table and footnotes below:

Aggregate Cash Distribution Cash Received(1) or Monetization Event Value(2), as Applicable, Required to Achieve Cumulative Internal Rate of Return of:

Percentage of the Incremental Cash Distribution Profit

Amount(1) or Monetization Event Profit Amount(2), as

Applicable, to be Credited as Cash Distribution

Participation Amount(1) or Monetization Event

Participation Amount(2), as Applicable(3)

14.99% or less	0.00%
Over 15% up to 17.99%	1.25% of excess over 0%
Over 18% up to 20.99%	2.75% of excess over 18%
Over 21% up to 24.99%	4.50% of excess over 21%
Over 25% up to 29.99%	6.75% of excess over 25%
Over 30% up to 34.99%	7.75% of excess over 30%
Over 35% up to 39.99%	9.00% of excess over 35%
Over 40% up to 44.99%	11.25% of excess over 40%
Over 45%	14.50% of excess over 45%**

(1)	Upon a monetization event that is a cash distribution (as defined under “—Severance and Change in Control Arrangements”) and that occurs prior to any of the other types of monetization events, the incentive pool will be credited with an amount equal to the Cash Distribution Participation Amount. The “Cash Distribution Participation Amount” is a portion of the excess of:

(i)	the sum of such cash distribution actually distributed to the Company’s current direct and indirect equity owners immediately prior to our initial public offering (the “Cash Distribution Cash Received”) plus all prior cash distributions (plus all prior Monetization Event Value Received (see footnote (2), below), if any), over

(ii)	the beginning equity value (as defined in the LTIP), as increased from time to time pursuant to the LTIP (such excess, the “Cash Distribution Profit Amount”).

To determine such portion, LSF8 will calculate a cumulative internal rate of return (“Cumulative Internal Rate of Return”) with respect to the Cash Distribution Cash Received in such current cash distribution and all prior cash distributions (the “Aggregate Cash Distribution Cash Received”). However, the incentive pool will not be credited with any amounts unless and until the Cumulative Internal Rate of Return equals or exceeds 15%. Once the Cumulative Internal Rate of Return equals or exceeds 15%, the Cash Distribution Participation Amount or Monetization Event Participation Amount, as applicable, will be determined pursuant to the table above.

(2)	Upon a monetization event other than a cash distribution, the incentive pool will be credited with the Monetization Event Participation Amount. The “Monetization Event Participation Amount” will mean a portion of the excess of:

(i)	the sum of the net cash proceeds (and the fair market value of other consideration received at the time of the monetization event as determined in LSF8’s discretion) from the event causing the monetization event actually received by the Company’s direct and indirect equity holders immediately prior to our initial public offering (the “Monetization Event Value Received”) plus all prior Aggregate Cash Distribution Cash Received, over

(ii)	the beginning equity value (such excess, the “Monetization Event Profit Amount”).

To determine such portion, LSF8 will calculate a Cumulative Internal Rate of Return with respect to the Monetization Event Value Received and the Aggregate Cash Distribution Cash Received (the “Aggregate Monetization Event Value”). However, the incentive pool will not be credited with any amounts unless and until the Cumulative Internal Rate of Return equals or exceeds 15%. Once the Cumulative Internal Rate of Return equals or exceeds 15% then, the Cash Distribution Participation Amount or Monetization Event Participation Amount, as applicable, will be determined pursuant to the table above.

In addition, in the event the Cumulative Internal Rate of Return is greater than or equal to 25%, the aggregate amount credited as Monetization Event Participation Amount will not be less than $85,000,000.

(3)	The percentage in the right-hand column in any particular row of the table is applied only to the portion of the Cash Distribution Profit Amount or Monetization Event Profit Amount, as applicable, attributable to the incremental Cumulative Internal Rate of Return reflected in the left-hand column of such row.

Retirement Plans—Prior to the Acquisition, our NEOs participated in retirement benefit plans sponsored by Lafarge. None of those plans were assigned to the Company in connection with the Acquisition and thus our NEOs no longer actively participate in those plans. Following the Acquisition, we implemented our own tax qualified 401(k) defined contribution plan, or the 401(k) plan, for the benefit of our employees. Under the 401(k) plan, employees (including the current NEOs) are permitted to elect to reduce their current compensation by up to the statutorily prescribed annual limit and to have the amount of such reduction contributed to the 401(k) plan. We are also permitted to make contributions up to the legally prescribed limits on behalf of all eligible employees to the 401(k) plan, which are reflected in the “All Other Compensation” column of the Summary Compensation Table above.

Termination, Severance and Change in Control Arrangements—Mr. Isaac Preston—Pursuant to his employment agreement, upon his death, Mr. Preston’s estate was entitled to his accrued base salary through November 25, 2014, any unreimbursed travel and business expenses owned to Mr. Preston, and any other amounts owed to arising from his participation in, or benefits under, any employee benefit plans, programs or arrangements (including without limitation, any disability or life insurance benefit plans, programs or arrangements). In addition, under his employment agreement, his estate was also entitled to any additional payments determined by our Board of Directors in its sole discretion. Following his passing, the Board of Directors determined to provide medical, dental and vision coverage to Mr. Preston’s surviving spouse and children for the period from February 1, 2015 to January 31, 2016, at a total Company cost of $11,145, and LSF8 elected to provide for the full vesting of Mr. Preston’s LTIP pool units such that any payments with respect to such pool units will be made to Mr. Preston’s estate.

Mr. James Bachmann—Pursuant to his employment agreement, in the event that Mr. Bachmann’s employment is terminated by the Company without Cause or he resigns for Good Reason (in each case, as defined in such agreement), then subject to his execution and non-revocation of a waiver and general release of claims in a form provided by the Company and his compliance with the confidentiality, non-compete, non-solicitation and non-disparagement restrictive covenants contained in his employment agreement, he would be entitled to any accrued payments or benefits and continued payment of his base salary for a period of 24 months.

Other NEOs—Under the Lafarge North America Inc. Severance Pay Plan, or the Severance Plan, each of our NEOs was eligible to receive severance benefits in the event that his employment was involuntarily terminated and such termination constituted a “separation from service” under Code Section 409A, each of which we refer to as a Qualifying Termination. Under the Severance Plan, if an NEO experienced a Qualifying Termination, the NEO was entitled, subject to his execution of a general release and waiver of legal claims, to continue to receive an amount equal to six months’ base salary, paid in the same manner and amount as prior to his Qualifying Termination. The NEO would also be eligible to receive up to an additional 12 months of base salary, paid monthly, if he is unable to locate substantially equivalent employment within 18 months of the Qualifying Termination. The Severance Plan also provides for continued health benefits for so long as the participant is receiving base salary payments, pursuant to the terms of the Severance Plan. All benefits payable under the Severance Plan are subject, in time and manner of payment, to compliance with Code Section 409A. Following the Acquisition, the Company committed to providing Messrs. Power and Romps with the same level of severance benefits provided under the Severance Plan for a period of at least 12 months.

Except as set forth above, our NEOs do not participate in any plans or programs, providing for the payment of additional compensation or benefits in the event of a change in control of the Company, except the LTIP. As discussed above pursuant to the LTIP, pool units generally become vested only upon the occurrence of a vesting monetization event that occurs prior to August 30, 2018, subject to continued employment through the date of the event. All vested and unvested pool units will generally be forfeited upon any termination of employment; provided, however that a participant will retain the right to receive payment in respect of vested units, but only with respect to monetization events that occurred prior to the participant’s termination of employment. As noted above, following his death, LSF8 amended Mr. Preston’s LTIP award agreement to provide for full vesting of the 400,000 pool units he held thereunder and payments with respect to such pool units will be made to Mr. Preston’s estate. In addition, with respect to Messrs. Bachmann’s and Power’s pool units, upon his termination of employment either by the Company without cause (as defined in the LTIP) or his resignation for good reason (as defined in the LTIP), in either case, within 12 months following a major transaction, Mr. Bachmann or Mr. Power, as applicable, will be deemed vested with respect to 50% of his pool units and shall be entitled to retain those vested pool units following such termination of employment.

Generally, for purposes of the LTIP, a monetization event occurs when:

•	LSF8 or the Company is converted, merged, consolidated or reorganized into or with another corporation or other legal person and, immediately after such conversion, merger, consolidation, or reorganization, less than a majority of the combined voting power of the then-outstanding equity securities of such corporation or other legal person immediately after such transaction are held in the aggregate by the holders of voting securities of LSF8 immediately prior to such transaction;

•	(A) the equityholders of LSF8 sell, transfer or exchange more than 50% of the combined voting power of the then-outstanding equity securities of LSF8 or the Company to an unrelated third party, or (B) LSF8 or its subsidiaries sell, transfer or exchange more than 50% in value of their aggregate assets to any other entity or other legal person, and less than a majority of the combined voting power of the then outstanding equity securities of such entity or person immediately after such sale are held in the aggregate by the holders of voting securities of LSF8 immediately prior to such sale;

•	a firm commitment underwritten public offering occurs that is registered under the Securities Act of 1933, as amended, of the equity interests of LSF8, the Company, another subsidiary of LSF8 or a respective successor entity where either (A) the members’ interest in the voting securities of LSF8, a subsidiary or a respective successor entity, as applicable, is reduced to below 50% as a result of such public offering or (B) LSF8 determines, in its sole and absolute discretion, that such public offering constitutes a monetization event for purposes of the LTIP; or

•	LSF8 pays dividends or distributions (whether pursuant to a regular dividend, extraordinary dividend, non-dividend distribution, redemption, recapitalization, or otherwise) (a “cash distribution”).

In turn, a vesting monetization event is any of the events described in the subsections above (i) that is not a cash distribution, or (ii) that is a cash distribution, provided that at the time of such event, the Cumulative Internal Rate of Return of the Company’s direct and indirect equity holders as of immediately prior to our initial public offering is at least 15% and, when combined with any prior monetization event, results in a return to such direct and indirect equity holders of the Company of at least their beginning equity value.

For purposes of the LTIP, a major transaction occurs if LSF8 or the Company acquires, merges or is reorganized into or with another unrelated corporation, which corporation at the time of such transaction has a fair market value (as determined by the administrator of the LTIP in its sole discretion) equal to or greater than the beginning equity value under the LTIP.

Outstanding Equity Awards at Fiscal Year End

The following table provides information regarding outstanding equity awards made to the NEOs under the Stock Plan as of the end of the fiscal year ended December 31, 2014.

Option Awards(1)							Stock Awards(1)
Name	Number of securities underlying unexercised options (#) exercisable		Number of securities underlying unexercised options (#) unexercisable	Option exercise price ($)	Option expiration date		Number of shares or units of stock that have not vested (#)	Market value of shares of units of stock that have not vested ($)(2)
James Bachmann	—		15,000	14.00	2/4/2024		5,000	88,650
Isaac Preston	60,000	(3)	—	14.00	11/25/2015	(3)	—	—
Timothy Power	—		7,500	14.00	2/4/2024		5,500	97,515
Dennis Romps	—		7,500	14.00	2/4/2024		5,000	88,650

(1)	All stock option and stock awards were granted on February 4, 2014 in connection with the Company’s initial public offering. All awards vest in four equal installments on the first, second, third and fourth anniversaries of the grant date.
(2)	The market value of outstanding awards of restricted stock is computed by using the closing price of a share of the Company’s common stock on December 31, 2014, which was $17.73.
(3)	Mr. Preston’s February 4, 2014 stock option award vested in full immediately upon his passing and his estate may exercise the award until the date that is 12 months following the date of his passing, in each case pursuant to the terms of the option award agreement.

SECURITY OWNERSHIP

The following table presents information concerning the beneficial ownership of the shares of our common stock as of the Record Date by (1) each person known to us to beneficially own more than 5% of the outstanding shares of our common stock, (2) each of our directors and Named Executive Officers and (3) all of our directors and executive officers as a group. There were 44,121,836 shares of common stock outstanding as of the Record Date. Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power over securities. Except in cases where community property laws apply or as indicated in the footnotes to this table, we believe that each stockholder identified in the table possesses sole voting and investment power over all shares of common stock shown as beneficially owned by the stockholder. Shares of common stock subject to options and warrants that are exercisable or exercisable within 60 days of the Record Date are considered outstanding and beneficially owned by the person holding the options for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless indicated below, the address of each individual listed below is c/o Continental Building Products, Inc., 12950 Worldgate Drive, Suite 700, Herndon, Virginia 20170.

Name of Beneficial Owner	Shares of Common Stock	Percentage of Total Outstanding Common Stock (%)
5% Stockholders
LSF8 Gypsum Holdings, L.P.(1)	17,489,250	39.6%
Capital World Investors(2)	2,705,000	6.1%

Named Executive Officers
James Bachmann(3)	8,750	*
Timothy Power(4)	7,375	*
Dennis Romps(5)	6,875	*

Directors
Kevin J. Barner(6)	—	—
Bradley P. Boggess(7)	—	—
Edward Bosowski(8)	1,458	*
Michael O. Moore(9)	1,458	*
Chadwick S. Suss	—	—
Jack Sweeny(10)	1,459	*
Kyle S. Volluz(11)	—	—
Grant Wilbeck(12)	—	—
All executive officers and directors as a group
(14 persons)(13)	34,250	*

*	Less than one percent
(1)	LSF8, a Delaware limited partnership is controlled by LSF VIII International Finance, L.P., a Bermuda limited partnership, which is controlled by its general partner, Lone Star Partners VIII, L.P., a Bermuda limited partnership, which is controlled by its general partner Lone Star Management Co. VIII, Ltd., a Bermuda exempted limited company, which is controlled by its sole owner (shareholder) John P. Grayken. The address for all of these persons, other than LSF VIII International Finance, L.P., Lone Star Partners VIII, L.P., Lone Star Management Co. VIII, Ltd. and Mr. Grayken, is 2711 North Haskell Avenue, Suite 1700, Dallas, Texas 75204. The address for LSF VIII International Finance, L.P., Lone Star Partners VIII, L.P. and Lone Star Management Co. VIII, Ltd. is Washington Mall, Suite 304, Third Floor, 7 Reid Street, Hamilton HM 11, Bermuda. The address for Mr. Grayken is Pyrford Court, Pyrford Common Road, Woking, Surrey, GU22 8UB, England, United Kingdom.
(2)	The information regarding the beneficial ownership of Capital World Investors is based on the Schedule 13G filed with the SEC thereby on February 13, 2015. The address for Capital World Investors is 333 South Hope Street, Los Angeles, CA 90071.

(3)	Includes 3,750 options to purchase shares of Company common stock that were exercisable as of the Record Date.
(4)	Includes 1,875 options to purchase shares of Company common stock that were exercisable as of the Record Date.
(5)	Includes 1,875 options to purchase shares of Company common stock that were exercisable as of the Record Date.
(6)	Mr. Barner owns interests in entities which own indirect non-controlling interests in LSF8’s parent company and therefore expressly disclaims any beneficial ownership of interests in LSF8 or our common stock owned by LSF8.
(7)	Mr. Boggess owns interests in entities which own indirect non-controlling interests in LSF8’s parent company and therefore expressly disclaims any beneficial ownership of interests in LSF8 or our common stock owned by LSF8.
(8)	Includes 625 options to purchase shares of Company common stock that were exercisable as of the Record Date.
(9)	Includes 625 options to purchase shares of Company common stock that were exercisable as of the Record Date.
(10)	Includes 625 options to purchase shares of Company common stock that were exercisable as of the Record Date.
(11)	Mr. Volluz owns interests in entities which own indirect non-controlling interests in LSF8’s parent company and therefore expressly disclaims any beneficial ownership of interests in LSF8 or our common stock owned by LSF8.
(12)	Mr. Wilbeck owns interests in entities which own indirect non-controlling interests in LSF8’s parent company and therefore expressly disclaims any beneficial ownership of interests in LSF8 or our common stock owned by LSF8.
(13)	Includes 11,250 options to purchase shares of Company common stock that were exercisable as of the Record Date.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and executive officers and persons who own beneficially more than ten percent of a registered class of the Company’s equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten-percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms filed by them. To the Company’s knowledge, based solely on a review of the copies of such filings on file with the Company and written representations from its directors and executive officers, all Section 16(a) filing requirements applicable to the Company’s directors, officers and greater-than-ten-percent beneficial owners were complied with on a timely basis during the fiscal year ended December 31, 2014.

EXECUTIVE OFFICERS

For information about the executive officers of the Company, see Part III, Item 10—Directors, Executive Officers and Corporate Governance, in the Company’s 2014 Annual Report on Form 10-K.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In connection with our initial public offering we implemented a written policy pursuant to which our Board of Directors or the Audit Committee will review and approve transactions with our directors, officers and holders of more than 5% of our voting securities and their affiliates (each, a related party). Prior to approving any transaction with a related party, our Board of Directors or Audit Committee (in each case, composed of disinterested directors), as applicable, will consider the material facts as to the related party’s relationship with the Company or interest in the transaction. Related party transactions will not be approved unless the Board of Directors or the Audit Committee (in each case, composed of disinterested directors), as applicable, has approved of the transaction. We did not have a formal review and approval policy for related party transactions at the time of any transaction described below.

Relationships with Lone Star and its Affiliates

Asset Advisory Fees—Effective August 30, 2013, we entered into an Asset Advisory Agreement with Hudson Americas LLC and Lone Star. Pursuant to the Asset Advisory Agreement, Hudson Americas provided us with certain oversight functions in connection with the management of our business and assets, including: (i) communicating and coordinating with our personnel and service providers; (ii) assisting and advising us in the pursuit of our strategic plan and managing our assets in furtherance of our strategic plan; and (iii) obtaining and maintaining all required licenses, permits, certificates, consents and other approvals with respect to our assets. In addition, the agreement also permitted, but did not require, Hudson Americas to provide us with certain ancillary services, such as financial accounting and reporting, tax accounting, preparation and reporting, treasury, risk management, legal and compliance, record keeping and operating company oversight. Pursuant to the Asset Advisory Agreement, we paid Hudson Americas an amount equal to 110% of the actual costs of the manager and ancillary services or 110% of the hourly billing rates of the individual billing rates of the individuals performing such services, as applicable. Additionally, upon the consummation of our initial public offering, in February 2014, we terminated the Asset Advisory Agreement for a one-time termination payment of $2.0 million. We did not pay Lone Star any other fees under the Asset Advisory Agreement in fiscal year 2014.

Registration Rights Agreement—The Company entered into a registration rights agreement with Lone Star in connection with our initial public offering. The terms of the registration rights agreement include provisions for demand registration rights and piggyback registration rights in favor of Lone Star. The registration rights agreement does not provide for the payment of any consideration by us to Lone Star if a registration statement for the resale of shares of common stock held by Lone Star is not declared effective or if the effectiveness is not maintained. The 17,489,250 shares of common stock held by Lone Star as of the Record Date were registered on a shelf registration statement on Form S-3 which was declared effective by the SEC on March 6, 2015 and are eligible for sale in the public markets, subject to the lock-up restrictions related to the recently completed secondary offering.

Director Indemnification Agreements

The Company’s Bylaws permit us to indemnify our executive officers and directors to the fullest extent permitted by law, subject to limited exceptions. We have entered into indemnification agreements with each of our executive officers and directors that provide, in general, that we will indemnify them to the fullest extent permitted by law in connection with their service to us or on our behalf.

STOCKHOLDERS’ PROPOSALS

Only stockholders meeting certain criteria outlined in the Company’s Bylaws are eligible to submit nominations for election to the Board of Directors or to bring other proper business before an annual meeting. Under the Company’s Bylaws, stockholders who wish to nominate persons for election to the Board of Directors or bring other proper business before an annual meeting must give proper notice to the Company not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, notice by the stockholder to be timely must be delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the date on which public announcement of the date of such meeting is first made by the Company. Therefore, notices regarding nominations of persons for election to the Board of Directors and other proper business for consideration at the 2016 annual meeting of stockholders must be submitted to the Company no earlier than January 21, 2016 and no later than February 20, 2016. Notices regarding nominations and other proper business must include certain information concerning the nominee or the proposal and the proponent’s ownership of common stock of the Company, in each case as set forth in the Company’s Bylaws. Nominations or other proposals not meeting these requirements will not be entertained at the annual meeting. The Secretary of the Company should be contacted in writing at its principle executive offices at Continental Building Products, Inc., 12950 Worldgate Drive, Suite 700, Herndon, Virginia 20170.

In order to be included in the Company’s Proxy Statement and form of proxy relating to the 2016 annual meeting, stockholder proposals must be received by the Secretary of the Company no later than December 9, 2015. If timely notice of a stockholder proposal is not received by the Company, then the proxies named on the proxy cards distributed by the Company for the annual meeting may use the discretionary voting authority granted to them by the proxy cards if the proposal is raised at the Annual Meeting, whether or not there is any discussion of the matter in the Proxy Statement.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” can provide extra convenience for stockholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders.

Once you have received notice from your broker or the Company that they or the Company will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account or the Company if you hold common stock directly. Any such requests to the Company in writing should be addressed to: Continental Building Products, Inc., 12950 Worldgate Drive, Suite 700, Herndon, Virginia 20170, Attention: Investor Relations.

ADDITIONAL INFORMATION

The Company’s annual audited financial statements and review of operations for fiscal 2014 can be found in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014. A copy of the 2014 Form 10-K is being mailed concurrently with this Proxy Statement to each stockholder of record on the Record Date. You can also access a copy of our 2014 Annual Report on Form 10-K on the Company’s website at www.continental-bp.com. The Company will furnish without charge a copy of the 2014 Form 10-K, including the financial statements and any schedules thereto or to any person requesting in writing and stating that he or she was the beneficial owner of the Company’s common stock on the Record Date. The Company will also furnish copies of any exhibits to the 2014 Form 10-K to eligible persons requesting exhibits at a cost of $0.50 per page, paid in advance. The Company will indicate the number of pages to be charged for upon written inquiry. Requests should be addressed to: Continental Building Products, Inc., 12950 Worldgate Drive, Suite 700, Herndon, Virginia 20170, Attention: Investor Relations.

OTHER BUSINESS

The Board of Directors does not intend to present any other business for action at the Annual Meeting and does not know of any business intended to be presented by others.

Timothy Power

Senior Vice President and General Counsel

Herndon, Virginia

April 7, 2015

APPENDIX A

CONTINENTAL BUILDING PRODUCTS, INC.

EMPLOYEE STOCK PURCHASE PLAN

ARTICLE I.

PURPOSE, SCOPE AND ADMINISTRATION OF THE PLAN

1.1 Purpose and Scope. The purpose of the Continental Building Products, Inc. Employee Stock Purchase Plan, as it may be amended from time to time, (the “Plan”) is to assist employees of Continental Building Products, Inc., a Delaware corporation, (the “Company”) and its Designated Subsidiaries in acquiring a stock ownership interest in the Company pursuant to a plan which is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code and to help such employees provide for their future security and to encourage them to remain in the employment of the Company and its Subsidiaries.

ARTICLE II.

DEFINITIONS

Whenever the following terms are used in the Plan, they shall have the meaning specified below unless the context clearly indicates to the contrary. The singular pronoun shall include the plural where the context so indicates.

2.1 “Agent” means the brokerage firm, bank or other financial institution, entity or person(s), if any, engaged, retained, appointed or authorized to act as the agent of the Company or an Employee with regard to the Plan.

2.2 “Administrator” shall mean the Committee, or such individuals to which authority to administer the Plan has been delegated under Section 7.1 hereof.

2.3 “Board” shall mean the Board of Directors of the Company.

2.4 “Code” shall mean the Internal Revenue Code of 1986, as amended.

2.5 “Committee” shall mean the Compensation and Benefits Committee of the Board (or any successor committee), or such other committee as designated by the Board.

2.6 “Common Stock” shall mean the common stock of the Company, par value $0.001 USD per share.

2.7 “Company” shall have such meaning as set forth in Section 1.1 hereof.

2.8 “Designated Subsidiary” shall mean each Subsidiary that has been designated by the Board or Committee from time to time in its sole discretion as eligible to participate in the Plan.

2.9 “Effective Date” means February 18, 2015, the date the Plan was approved by the Board.

2.10 “Eligible Employee” shall mean an Employee who, after the granting of the Option would not be deemed for purposes of Section 423(b)(3) of the Code to possess five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any Subsidiary. The rules of Section 424(d) of the Code with regard to the attribution of stock ownership shall apply in determining the stock ownership of an individual, and stock which an Employee may purchase under outstanding options shall be treated as stock owned by the Employee. Notwithstanding the foregoing, the Administrator may exclude from participation in the Plan as an Eligible Employee (x) any Employee that is a “highly compensated employee” of the Company or any Designated Subsidiary (within the meaning of Section 414(q) of the Code), or that is such a “highly compensated employee” (A) with compensation above a specified level, (B) who is an officer and/or (C) is subject to the disclosure requirements of Section 16(a) of the Exchange Act and/or (y) any Employee who is a citizen or resident of a foreign jurisdiction (without regard to whether they are also a citizen of the United States or a resident alien (within the meaning of Section 7701(b)(1)(A) of the Code)) if either (i) the grant of the Option is prohibited under the laws of the jurisdiction governing such Employee, or (ii) compliance with the laws of the foreign jurisdiction would cause the Plan or the Option to violate the requirements of Section 423 of the Code; provided that any exclusion in clauses (x), and/or (y) shall be applied in an identical manner under each Offering Period to all Employees of the Company and all Designated Subsidiaries, in accordance with Treasury Regulation Section 1.423-2(e). An Eligible Employee shall not include Employees whose customary employment is less than twenty-one (21) hours per week or Employees whose customary employment is for not more than five months in a calendar year.

2.11 “Employee” shall mean any person who renders services to the Company or a Designated Subsidiary in the status of an employee within the meaning of Section 3401(c) of the Code. “Employee” shall not include any director of the Company or a Designated Subsidiary who does not render services to the Company or a Designated Subsidiary in the status of an employee within the meaning of Section 3401(c) of the Code. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on military leave, sick leave or other leave of absence approved by the Company or Designated Subsidiary and meeting the requirements of Treasury Regulation Section 1.421-1(h)(2). Where the period of leave exceeds three (3) months, or such other period specified in Treasury Regulation Section 1.421-1(h)(2), and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the first day immediately following such three (3)-month period, or such other period specified in Treasury Regulation Section 1.421-1(h)(2).

2.12 “Enrollment Date” shall mean the first date of each Offering Period.

2.13 “Exercise Date” shall mean the last Trading Day of each Offering Period, except as provided in Section 5.2 hereof.

2.14 “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

2.15 “Fair Market Value” shall mean, as of any date, the value of Common Stock determined as follows:

(a) If the Common Stock is (i) listed on any established securities exchange (such as the New York Stock Exchange, the NASDAQ Global Market and the NASDAQ Global Select Market), (ii) listed on any national market system or (iii) listed, quoted or traded on any automated quotation system, its Fair Market Value shall be the closing sales price for a share of Common Stock as quoted on such exchange or system for such date or, if there is no closing sales price for a share of Common Stock on the date in question, the closing sales price for a share of Stock on the last preceding date for which such quotation exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(b) If the Common Stock is not listed on an established securities exchange, national market system or automated quotation system, but the Common Stock is regularly quoted by a recognized securities dealer, its Fair Market Value shall be the mean of the high bid and low asked prices for such date or, if there are no high bid and low asked prices for a share of Common Stock on such date, the high bid and low asked prices for a share of Common Stock on the last preceding date for which such information exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(c) If the Common Stock is neither listed on an established securities exchange, national market system or automated quotation system nor regularly quoted by a recognized securities dealer, its Fair Market Value shall be established by the Administrator in good faith.

2.16 “Grant Date” shall mean the first Trading Day of an Offering Period.

2.17 “New Exercise Date” shall have such meaning as set forth in Section 5.2(b) hereof.

2.18 “Offering Period” shall mean the twelve (12)-month period as determined by the Board or the Committee; provided, however, that the duration and timing of Offering Periods may be changed by the Board or Committee, in its sole discretion. In no event may an Offering Period exceed twenty-seven (27) months.

2.19 “Option” shall mean the right to purchase shares of Common Stock pursuant to the Plan during each Offering Period.

2.20 “Option Price” shall mean the purchase price of a share of Common Stock hereunder as provided in Section 4.2 hereof.

2.21 “Parent” means any entity that is a parent corporation of the Company within the meaning of Section 424 of the Code and the Treasury Regulations thereunder.

2.22 “Participant” shall mean any Eligible Employee who elects to participate in the Plan.

2.23 “Payday” shall mean the regular and recurring established day for payment of compensation to an Employee of the Company or any Designated Subsidiary.

2.24 “Plan” shall have such meaning as set forth in Section 1.1 hereof.

2.25 “Plan Account” shall mean a bookkeeping account established and maintained by the Company in the name of each Participant.

2.26 “Section 423 Option” shall have such meaning as set forth in Section 3.1(b) hereof.

2.27 “Subsidiary” shall mean any entity that is a subsidiary corporation of the Company within the meaning of Section 424 of the Code and the Treasury Regulations thereunder. In addition, with respect to any sub-plans adopted under Section 7.1(d) hereof which are designed to be outside the scope of Section 423 of the Code, Subsidiary shall include any corporate or noncorporate entity in which the Company has a direct or indirect equity interest or significant business relationship.

2.28 “Trading Day” shall mean a day on which the principal securities exchange on which the Common Stock is listed is open for trading or, if the Common Stock is not listed on a securities exchange, shall mean a business day, as determined by the Administrator in good faith.

2.29 “Withdrawal Election” shall have such meaning as set forth in Section 6.1(a) hereof.

ARTICLE III.

PARTICIPATION

3.1 Eligibility.

(a) Any Eligible Employee who shall be employed by the Company or a Designated Subsidiary on a given Enrollment Date for an Offering Period shall be eligible to participate in the Plan during such Offering Period, subject to the requirements of Articles IV and V hereof, and the limitations imposed by Section 423(b) of the Code and the Treasury Regulations thereunder.

(b) No Eligible Employee shall be granted an Option under the Plan which permits the Participant’s rights to purchase shares of Common Stock under the Plan, and to purchase stock under all other employee stock purchase plans of the Company, any Parent or any Subsidiary subject to Section 423 of the Code (any such Option or other option, a “Section 423 Option”), to accrue at a rate which exceeds $25,000 USD of fair market value of such stock (determined at the time the Section 423 Option is granted) for each calendar year in which any Section 423 Option granted to the Participant is outstanding at any time. The limitation under this Section 3.1(b) shall be applied in accordance with Section 423(b)(8) of the Code and the Treasury Regulations thereunder. No Eligible Employee may purchase in any one Offering Period shares of Common Stock having an aggregate Fair Market Value in excess of $25,000 USD (determined at the time the Section 423 Option is granted). Notwithstanding any other provision of the Plan, the Committee may specify a maximum number of shares of Common Stock that may be purchased by each participating employee for such Offering Period and/or a maximum aggregate number of shares of Common Stock that may be purchased by all participating employees for such Offering Period.

3.2 Election to Participate; Payroll Deductions

(a) Except as provided in Section 3.3 hereof, an Eligible Employee may become a Participant in the Plan only by means of payroll deduction. Each individual who is an Eligible Employee as of an Offering Period’s Enrollment Date may elect to participate in such Offering Period and the Plan by delivering to the Company a payroll deduction authorization no later than such period of time prior to the applicable Enrollment Date as determined by the Administrator, in its sole discretion.

(b) Subject to Section 3.1(b) hereof, payroll deductions for each Offering Period shall not exceed the lesser of (i) ten percent (10%) of the Participant’s base salary during the Offering Period or (ii) $10,000 USD for employees based in the United States, or $10,000 CAD for employees based in Canada; and may be expressed as a whole number percentage or as a dollar amount. Amounts deducted from a Participant’s base salary with respect to an Offering Period pursuant to this Section 3.2 shall be deducted each Payday through payroll deduction and credited to the Participant’s Plan Account.

(c) Following at least one (1) payroll deduction, a Participant may decrease (to as low as zero) the amount deducted from such Participant’s base salary only once during an Offering Period upon ten (10) calendar days’ prior written notice to the Company.

(d) Notwithstanding the foregoing, upon the termination of an Offering Period, each Participant in such Offering Period shall automatically participate in the immediately following Offering Period at the same payroll deduction percentage as in effect at the termination of the prior Offering Period, unless such Participant delivers to the Company a different election with respect to the successive Offering Period in accordance with Section 3.1(a) hereof, or unless such Participant becomes ineligible for participation in the Plan.

3.3 Leave of Absence. Payroll deductions for shares for which a Participant has an option to purchase may be suspended during any leave of absence approved by the Company meeting the requirements of Treasury Regulation Section 1.421-1(h)(2) under the Code, or, if the Participant so elects, periodic payments for such shares may continue to be made in cash. If such Participant returns to active service prior to the last day of the Offering Period, the Participant’s payroll deductions will be resumed and if said Participant did not make periodic cash payments during the Participant’s period of absence, the Participant shall, by written notice to the Company’s Human Resources Department within ten (10) days after the Participant’s return to active service, but not later than the last day of the Offering Period, elect: (a) to make up any deficiency in the Participant’s Plan Account resulting from a suspension of payroll deductions by making an immediate cash payment or through increased payroll deductions; (b) not to make up such deficiency, in which event the number of shares to be purchased by the Participant shall be reduced to the number of whole shares which may be purchased with the amount, if any, then credited to the Participant’s Plan Account plus the aggregate amount, if any, of all payroll deductions to be made thereafter; or (c) withdraw the amount in the Participant’s Plan Account and terminate the Participant’s option to purchase. If any Participant fails to deliver the written notice described above within ten (10) days after the Participant’s return to active service or by the last day of the Offering Period, whichever is earlier, the Participant shall be deemed to have elected subsection 3.3(b) above.

ARTICLE IV.

PURCHASE OF SHARES

4.1 Grant of Option. Each Participant shall be granted an Option with respect to an Offering Period on the applicable Grant Date. Subject to the limitations of Section 3.1(b) hereof, the number of shares of Common Stock subject to a Participant’s Option shall be determined by dividing (a) such Participant’s payroll deductions accumulated prior to such Exercise Date and retained in the Participant’s Plan Account on such Exercise Date by (b) the applicable Option Price; provided, however, that in accordance with Section 3.1(b), the maximum number of shares of Common Stock that may be purchased by a single Participant in an Offering Period shall be determined by dividing $10,000 USD (or, for employees based in Canada, $10,000 CAD) by eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on the Grant Date. The Administrator may, for future Offering Periods, increase or decrease, in its absolute discretion, the maximum number of shares of Common Stock that a Participant may purchase during such future Offering Periods. Each Option shall expire on the Exercise Date for the applicable Offering Period immediately after the automatic exercise of the Option in accordance with Section 4.3 hereof, unless such Option terminates earlier in accordance with Article 6 hereof.

4.2 Option Price. The “Option Price” per share of Common Stock to be paid by a Participant upon exercise of the Participant’s Option on the applicable Exercise Date for an Offering Period shall be equal to eighty-five percent (85%) of the lesser of (i) the Fair Market Value of a share of Common Stock on the applicable Exercise Date or (ii) the Fair Market Value of a share of Common Stock on the Grant Date; provided that in no event shall the Option Price per share of Common Stock be less than the par value per share of the Common Stock.

4.3 Purchase of Shares.

(a) Subject to the limitation contained in Section 4.1 hereof, on the applicable Exercise Date for an Offering Period, each Participant shall automatically and without any action on such Participant’s part be deemed to have exercised his or her Option to purchase at the applicable per share Option Price the largest number of whole shares of Common Stock which can be purchased with the amount in the Participant’s Plan Account. No fractional shares shall be issued upon the exercise of rights granted under this Plan. Any balance that is remaining in the Participant’s Plan Account (after exercise of such Participant’s Option) as of the Exercise Date shall be returned to the Participant in one lump sum in cash within thirty (30) days after such Exercise Date, without any interest thereon.

(b) As soon as practicable following the applicable Exercise Date, the number of shares of Common Stock purchased by such Participant pursuant to Section 4.3(a) hereof shall be delivered (either in share certificate or book entry form), in the Company’s sole discretion, to either (i) the Participant or (ii) an account established in the Participant’s name at a stock brokerage or other financial services firm designated by the Company. If the Company is required to obtain from any commission or agency authority to issue any such shares of Common Stock, the Company shall seek to obtain such authority. Inability of the Company to obtain from any such commission or agency authority which counsel for the Company deems necessary for the lawful issuance of any such shares shall relieve the Company from liability to any Participant except to refund to the Participant such Participant’s Plan Account balance, without interest thereon.

4.4 Transferability of Rights. An Option granted under the Plan shall not be transferable, other than by will or the applicable laws of descent and distribution, and is exercisable during the Participant’s lifetime only by the Participant. No option or interest or right to the Option shall be available to pay off any debts, contracts or engagements of the Participant or his or her successors in interest or shall be subject to disposition by pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempt at disposition of the option shall have no effect.

ARTICLE V.

PROVISIONS RELATING TO COMMON STOCK

5.1 Common Stock Reserved. Subject to adjustment as provided in Section 5.2 hereof, the number of shares of Common Stock that shall be made available for sale under the Plan shall be 600,000 (six hundred thousand) shares of Common Stock. Each share of Common Stock issued under this Plan shall reduce, on a share-for-share basis, the number of shares of Common Stock available for issuance pursuant to the Company’s 2014 Stock Incentive Plan.

5.2 Adjustments Upon Changes in Capitalization, Dissolution, Liquidation, Merger or Asset Sale.

(a) Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock which have been authorized for issuance under the Plan but not yet placed under Option, as well as the price per share and the number of shares of Common Stock covered by each Option under the Plan which has not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company. Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Offering Period then in progress shall be shortened by setting a new Exercise Date (the “New Exercise Date”), and shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Administrator. The New Exercise Date shall be before the date of the Company’s proposed dissolution or liquidation. The Administrator shall notify each Participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the Participant’s Option has been changed to the New Exercise Date and that the Participant’s Option shall be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 6.1 hereof.

(c) Merger or Asset Sale. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each outstanding Option shall be assumed or an equivalent Option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Option, any Offering Periods then in progress shall be shortened by setting a New Exercise Date and any Offering Periods then in progress shall end on the New Exercise Date. The New Exercise Date shall be before the date of the Company’s proposed sale or merger. The Administrator shall notify each Participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the Participant’s Option has been changed to the New Exercise Date and that the Participant’s Option shall be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 6.1 hereof.

5.3 Insufficient Shares due to Share Pool or Offering Period Limitation. If the Administrator determines that, on a given Exercise Date: (1) the number of shares of Common Stock with respect to which Options are to be exercised may exceed the number of shares of Common Stock remaining available for sale under the Plan on such Exercise Date, or (2) if the number of shares of Common Stock that can be purchased in an Offering Period is limited pursuant to Section 4.1, the Administrator shall make a pro rata allocation of the shares of Common Stock available for issuance on such Exercise Date in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all Participants exercising Options to purchase Common Stock on such Exercise Date. In the event that the number of shares of Common Stock with respect to which Options are to be exercised may exceed the number of shares of Common Stock remaining available for sale under the Plan on an Exercise Date, unless additional shares are authorized for issuance under the Plan, no further Offering Periods shall take place and the Plan shall terminate pursuant to Section 7.5 hereof. In the event of either scenario contemplated in this Section 5.3, then the balance of the amount credited to the Participant’s Plan Account which has not been applied to the purchase of shares of Common Stock shall be paid to such Participant in one lump sum in cash within thirty (30) days after such Exercise Date, without any interest thereon.

5.4 Rights as Stockholders. With respect to shares of Common Stock subject to an Option, a Participant shall not be deemed to be a stockholder of the Company and shall not have any of the rights or privileges of a stockholder. A Participant shall have the rights and privileges of a stockholder of the Company when, but not until, shares of Common Stock have been deposited in the designated brokerage account following exercise of his or her Option.

ARTICLE VI.

TERMINATION OF PARTICIPATION

6.1 Cessation of Contributions; Voluntary Withdrawal.

(a) A Participant may cease payroll deductions during an Offering Period and elect to withdraw from the Plan by delivering written notice of such election to the Company in such form and at such time prior to the Exercise Date for such Offering Period as may be established by the Administrator (a “Withdrawal Election”). A Participant electing to withdraw from the Plan may elect to withdraw all of the funds then credited to the Participant’s Plan Account as of the date on which the Withdrawal Election is received by the Company, in which case amounts credited to such Plan Account shall be returned to the Participant in one (1) lump-sum payment in cash within thirty (30) days after such election is received by the Company, without any interest thereon, and the Participant shall cease to participate in the Plan and the Participant’s Option for such Offering Period shall terminate. Upon receipt of a Withdrawal Election, the Participant’s payroll deduction authorization and his or her Option to purchase under the Plan shall terminate.

(b) A participant’s withdrawal from the Plan shall not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the termination of the Offering Period from which the Participant withdraws.

(c) A Participant who ceases contributions to the Plan during any Offering Period shall not be permitted to resume contributions to the Plan during that Offering Period.

6.2 Termination of Eligibility. Upon a Participant’s ceasing to be an Eligible Employee, for any reason, such Participant’s Option for the applicable Offering Period shall automatically terminate, he or she shall be deemed to have elected to withdraw from the Plan, and amounts credited to the Participant’s Plan Account shall be paid in cash to such Participant or, in the case of his or her death, to the person or persons entitled thereto pursuant to applicable law, within thirty (30) days after such cessation of being an Eligible Employee, without any interest thereon.

ARTICLE VII.

GENERAL PROVISIONS

7.1 Administration.

(a) The Plan shall be administered by the Committee, which shall be composed of members of the Board. The Committee may delegate administrative tasks under the Plan to the services of an Agent and/or Employees to assist in the administration of the Plan, including establishing and maintaining an individual securities account under the Plan for each Participant.

(b) It shall be the duty of the Administrator to conduct the general administration of the Plan in accordance with the provisions of the Plan. The Administrator shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To establish Offering Periods;

(ii) To determine when and how Options shall be granted and the provisions and terms of each Offering Period (which need not be identical);

(iii) To select Designated Subsidiaries in accordance with Section 7.2 hereof; and

(iv) To construe and interpret the Plan, the terms of any Offering Period and the terms of the Options and to adopt such rules for the administration, interpretation, and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. The Administrator, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, any Offering Period or any Option, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effect, subject to Section 423 of the Code and the Treasury Regulations thereunder.

(c) The Administrator may adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures. Without limiting the generality of the foregoing, the Administrator is specifically authorized to adopt rules and procedures regarding handling of participation elections, payroll deductions, payment of interest, conversion of local currency, payroll tax, withholding procedures and handling of stock certificates which vary with local requirements. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Administrator under the Plan.

(d) The Administrator may adopt sub-plans applicable to particular Designated Subsidiaries or locations, which sub-plans may be designed to be outside the scope of Section 423 of the Code. The rules of such sub-plans may take precedence over other provisions of this Plan, with the exception of Section 5.1 hereof, but unless otherwise superseded by the terms of such sub-plan, the provisions of this Plan shall govern the operation of such sub-plan.

(e) All expenses and liabilities incurred by the Administrator in connection with the administration of the Plan shall be borne by the Company. The Administrator may, with the approval of the Committee, employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Administrator, the Company and its officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Administrator in good faith shall be final and binding upon all Participants, the Company and all other interested persons. No member of the Board or Administrator shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the options, and all members of the Board or Administrator shall be fully protected by the Company in respect to any such action, determination, or interpretation.

7.2 Designation of Subsidiary Corporations. The Administrator, Board or Committee shall designate from among the Subsidiaries, as determined from time to time, the Subsidiary or Subsidiaries that shall constitute Designated Subsidiaries. The Administrator, Board or Committee may designate a Subsidiary, or terminate the designation of a Subsidiary, without the approval of the stockholders of the Company.

7.3 Reports. Individual accounts shall be maintained for each Participant in the Plan. Statements of Plan Accounts shall be given to Participants at least annually, which statements shall set forth the amounts of payroll deductions, the Option Price, the number of shares purchased and the remaining cash balance, if any.

7.4 No Right to Employment. Nothing in the Plan shall be construed to give any person (including any Participant) the right to remain in the employ of the Company, a Parent or a Subsidiary or to affect the right of the Company, any Parent or any Subsidiary to terminate the employment of any person (including any Participant) at any time, with or without cause, which right is expressly reserved.

7.5 Amendment and Termination of the Plan.

(a) The Board may, in its sole discretion, amend, suspend or terminate the Plan at any time and from time to time; provided, however, that without approval of the Company’s stockholders given within twelve (12) months before or after action by the Board, the Plan may not be amended to increase the maximum number of shares of Common Stock subject to the Plan or change the designation or class of Eligible Employees; and provided, further that without approval of the Company’s stockholders, the Plan may not be amended in any manner that would cause the Plan to no longer be an “employee stock purchase plan” within the meaning of Section 423(b) of the Code.

(b) In the event the Administrator determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Administrator may, to the extent permitted under Section 423 of the Code, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to:

(i) altering the Option Price for any Offering Period including an Offering Period underway at the time of the change in Option Price;

(ii) shortening any Offering Period so that the Offering Period ends on a new Exercise Date, including an Offering Period underway at the time of the Administrator action; and

(iii) allocating shares of Common Stock.

Such modifications or amendments shall not require stockholder approval or the consent of any Participant.

(c) Upon termination of the Plan, the balance in each Participant’s Plan Account shall be refunded as soon as practicable after such termination, without any interest thereon.

7.6 Use of Funds; No Interest Paid. All funds received by the Company by reason of purchase of Common Stock under the Plan shall be included in the general funds of the Company free of any trust or other restriction and may be used for any corporate purpose. No interest shall be paid to any Participant or credited under the Plan.

7.7 Term; Approval by Stockholders. No Option may be granted during any period of suspension of the Plan or after termination of the Plan. The Plan shall be submitted for the approval of the Company’s stockholders within twelve (12) months after the date of the Board’s initial adoption of the Plan. Options may be granted prior to such stockholder approval; provided, however, that such Options shall not be exercisable prior to the time when the Plan is approved by the stockholders; provided, further that if such approval has not been obtained by the end of said twelve (12)-month period, all Options previously granted under the Plan shall thereupon terminate and be canceled and become null and void without being exercised.

7.8 Effect Upon Other Plans. The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company, any Parent or any Subsidiary. Nothing in the Plan shall be construed to limit the right of the Company, any Parent or any Subsidiary (a) to establish any other forms of incentives or compensation for Employees of the Company or any Parent or any Subsidiary, or (b) to grant or assume Options otherwise than under the Plan in connection with any proper corporate purpose, including, but not by way of limitation, the grant or assumption of options in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, firm or association.

7.9 Conformity to Securities Laws. Notwithstanding any other provision of the Plan, the Plan and the participation in the Plan by any individual who is then subject to Section 16 of the Exchange Act shall be subject to any additional limitations set forth in any applicable exemption rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

7.10 Notice of Disposition of Shares. Each Participant shall give the Company prompt notice of any disposition or other transfer of any shares of Common Stock, acquired pursuant to the exercise of an Option, if such disposition or transfer is made (a) within two (2) years after the applicable Grant Date or (b) within one (1) year after the transfer of such shares of Common Stock to such Participant upon exercise of such Option. The Company may direct that any certificates evidencing shares acquired pursuant to the Plan refer to such requirement.

7.11 Tax Withholding. The Company or any Parent or any Subsidiary shall be entitled to require payment in cash or deduction from other compensation payable to each Participant of any sums required by federal, state or local tax law to be withheld with respect to any purchase of shares of Common Stock under the Plan or any sale of such shares.

7.12 Governing Law. The Plan and all rights and obligations thereunder shall be construed and enforced in accordance with the laws of the State of Delaware.

7.13 Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

7.14 Conditions To Issuance of Shares.

(a) Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates or make any book entries evidencing shares of Common Stock pursuant to the exercise of an Option by a Participant, unless and until the Board or the Committee has determined, with advice of counsel, that the issuance of such shares of Common Stock is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any securities exchange or automated quotation system on which the shares of Common Stock are listed or traded, and the shares of Common Stock are covered by an effective registration statement or applicable exemption from registration. In addition to the terms and conditions provided herein, the Board or the Committee may require that a Participant make such reasonable covenants, agreements, and representations as the Board or the Committee, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements.

(b) All certificates for shares of Common Stock delivered pursuant to the Plan and all shares of Common Stock issued pursuant to book entry procedures are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal, state, or foreign securities or other laws, rules and regulations and the rules of any securities exchange or automated quotation system on which the shares of Common Stock are listed, quoted, or traded. The Committee may place legends on any certificate or book entry evidencing shares of Common Stock to reference restrictions applicable to the shares of Common Stock.

(c) The Committee shall have the right to require any Participant to comply with any timing or other restrictions with respect to the settlement, distribution or exercise of any Option, including a window-period limitation, as may be imposed in the sole discretion of the Committee.

(d) Notwithstanding any other provision of the Plan, unless otherwise determined by the Committee or required by any applicable law, rule or regulation, the Company may, in lieu of delivering to any Participant certificates evidencing shares of Common Stock issued in connection with any Option, record the issuance of shares of Common Stock in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).

7.15 Equal Rights and Privileges. Except with respect to sub-plans designed to be outside the scope of Section 423 of the Code, all Eligible Employees of the Company (or of any Designated Subsidiary) shall have equal rights and privileges under this Plan to the extent required under Section 423 of the Code or the regulations promulgated thereunder so that this Plan qualifies as an “employee stock purchase plan” within the meaning of Section 423 of the Code or the Treasury Regulations thereunder. Any provision of this Plan that is inconsistent with Section 423 of the Code or the Treasury Regulations thereunder shall, without further act or amendment by the Company or the Board, be reformed to comply with the equal rights and privileges requirement of Section 423 of the Code or the Treasury Regulations thereunder.

* * * * * *

Executed on this 31st day of March, 2015.

/s/ Isabelle Shiffrin
Isabelle Shiffrin Vice President, Human Resources

CONTINENTAL BUILDING PRODUCTS, INC. C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC. P.O. BOX 1342 BRENTWOOD, NY 11717

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 19, 2015. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 19, 2015. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M89239-P65044               KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CONTINENTAL BUILDING PRODUCTS, INC.		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR each nominee for director and FOR Proposals 2 and 3:
1.	To elect three directors to hold office until the 2018 annual meeting.	☐	☐	☐
Nominees:
01) Kevin J. Barner
02) Chadwick S. Suss
03) Kyle S. Volluz

							For	Against	Abstain
2.	To approve the Continental Building Products, Inc. Employee Stock Purchase Plan.						☐	☐	☐
3.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2015.						☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The 2014 Annual Report and Notice and Proxy Statement are available at www.materials.proxyvote.com/ 211171.

M89240-P65044

PROXY

CONTINENTAL BUILDING PRODUCTS, INC.

Annual Meeting of Stockholders

May 20, 2015 9:00 AM

This proxy is solicited by the Board of Directors for use at the Annual Meeting

The stockholder(s) hereby appoint(s) James Bachmann and Timothy Power, or either of them, as proxies, each with the power of substitution, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of CONTINENTAL BUILDING PRODUCTS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM, EDT on May 20, 2015, at Continental Building Products, 12950 Worldgate Drive, Herndon, VA 20170 and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted “FOR” the persons nominated as director by the Board of Directors, “FOR” Proposals 2 and 3, and in the discretion of the proxies with respect to any other matters that may properly come before the meeting and any adjournments or postponements thereof.

Continued and to be signed on reverse side